Registration No. 333-207107

As filed with the Securities and Exchange Commission on November 16, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM F- 1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

eh āve, Inc.
(Exact name of registrant as specified in its charter)

Canada	7371	Not Applicable
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 University Avenue, Suite 200

Toronto, ON M5H 3E5

Canada
(647) 490-5122
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Scott Woodrow
250 University Avenue, Suite 200

Toronto, ON M5H 3E5

Canada
(647) 490-5122
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
108 S. Franklin Avenue
Valley Stream, New York 11580
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and from time to time after the effective date of this registration statement, as determined by the selling shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, no par value	11,002,445	$0.0409	(1)	$450,000.00	$52.29
Common Shares, no par value	7,946,210	$0.0409	(1)(2)	$324,999.98	$37.76
Common Shares, no par value	7,946,210	$0.0818	(3)	$649,999.97	$75.53
Common Shares, no par value	11,002,445	0.0818	(4)	900,000.00	104.58
Total	37,897,310			2,324,999.90	$270.16 *

___________

(1)

In accordance with Rule 457(a), the offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No current trading market exists for our common shares. No assurance can be given that the shares offered hereby will have a market value or that they may be sold as this, or any price. The selling shareholders may sell our common shares only at a fixed price of $0.0409 per share until such time, if at all, our shares are quoted on the OTC QB ("OTCQB") and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.0409 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), nor can there be any assurance that such an application for quotation will be approved.

(2)	Represents common shares issuable upon the conversion of our outstanding Notes at a conversion price of $0.0409 per share.

(3)	Represents common shares issuable upon the exercise of warrants by the selling shareholders and calculated pursuant to Rule 457(g) based upon the exercise price of the warrants.

(4)	Represents common shares issuable upon the exercise of warrants received in the offering and calculated pursuant to Rule 457(g) based upon the exercise price of the warrants .

* $194.63 of which has been p reviously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and ExchangeCommission, acting pursuant to Section 8(a), may determine.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

PROSPECTUS

EHĀVE, INC.

37,897,310 Common Shares, consisting of 11,002,445 shares and 11,002,445 shares issuable upon the exercise of warrants being offered and sold directly by us, 7,946,210 shares issuable upon the conversion of our outstanding Notes and 7,946,210 shares issuable upon the exercise of warrants by the selling shareholders

This prospectus relates to the offering of a minimum of 6,112,470 and a maximum of 11,002,445 our common shares at a fixed price of $0.0409. Should we be successful in selling all of the shares offered, we will receive $450,000 in proceeds before expenses.

All subscriptions received from investors will be pursuant to subscription agreements and will be deposited in an escrow account with David Lubin & Associates, PLLC, who will act as our escrow agent for the offering.

We intend for the offering of up to 11,002,445 common shares to be sold by our officers and directors who will not be paid any commissions for such sales. Each investor that purchases common shares in the offering, will also receive a five-year warrant to purchase an equivalent number of common shares, at an exercise price of $0.0818 per share. A minimum of 6,112,470 common shares (or $250,000) must be sold in the offering. The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) 90 days from the date of this prospectus or the date on which all 11,002,445 common shares have been sold, unless extended or earlier terminated by our board of directors in its sole discretion. In the event that 6,112,470 shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. Subscriptions are irrevocable once made, and funds will only be returned if the subscription is rejected or if 6,112,470 shares offered are not sold prior to the termination of the offering.

If the minimum of 6,112,470 shares are sold in the offering, Scott Wood row , our executive officer and a director , would beneficially own 52.90% , Jesse Kaplan, our director, would beneficially own 2.04% and David Stefansky, our director , would beneficially own 8.51% of the then issued and outstanding common shares of our Company.

This prospectus also relates to the resale, from time to time, of up to 15,892,420 common shares consisting of (i) 7,946,210 common shares issuable upon the exercise of five-year warrants at an exercise price of $0.0818 per share (the "Warrants") and (ii) 7,946,210 common shares issuable upon the conversion of 4% secured convertible notes at a conversion price of $0.0409 per share (the "Notes") by the selling shareholders identified in this prospectus, which Warrants and Notes were purchased by the selling shareholders in a private offering pursuant to a Securities Purchase Agreement ("Purchase Agreement") between each selling shareholder and ehāve , Inc. (the "Company"), dated July 7, 2015. See the section of this prospectus entitled "Purchase Transaction" for a description of the Purchase Agreement and the section entitled "Selling Shareholders" for additional information about the selling shareholders

Such registration does not mean that the selling shareholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of our common shares by the selling shareholders. We will also not receive any proceeds from the exercise of the Warrants included in this offering to the extent that such Warrants are exercised on a cashless basis according to their terms.

The selling shareholders may offer the shares pursuant to this prospectus for resale at a fixed price of $0.0409 per share until such time, if at all, our shares are quoted on the OTC QB and thereafter at prevailing market prices or privately negotiated prices. See "Plan of Distribution" for additional information.

Our common shares are not traded on any market or securities exchange. The selling shareholders may sell our common shares only at a fixed price of $0.0409 per share until such time, if at all, as our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.0409 has been arbitrarily determined as the selling price. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority ("FINRA"), for our common shares to be eligible for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). As an emerging growth company, we are eligible for certain reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Subject to Completion

The date of this prospectus is _________, 2015.

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EHĀVE, INC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements". Forward-looking statements reflect the current view about future events. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading "Risk Factors" beginning on page 6 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities. In this prospectus, the "Company," "we," "us," and "our" refer to ehāve, Inc.

Overview

We were incorporated on October 31, 2011 in the Province of Ontario, Canada and di d business as Behavioural Neurological Applications and Solutions. Effective November 4, 2015, we changed our name to ehāve, Inc. We are a cognitive software development company with a primary focus on the development of software based assessment and remediation tools for children used in the professional assessment and treatment of cognitive disabilities. In December 2011, we entered into a collaboration with Toronto's Hospital for Sick Children (the "Hospital") to identify the clinical needs, design and processes required to create clinical grade toolsets. In addition to specific tools, we have developed a content delivery and patient data platform, known as Resource Knowledge Information Access ("RKIA") that enables content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

Our focus is on the child and adolescent mental health markets, with an initial focus on children with ADHD. These markets include the ADHD therapeutics market and the cognitive assessment markets . The therapeutics market size is estimated at $11.5 billion , as of 2013 , as reported by GBI Research in a July 2014 indus try report. The cognitive assessment and training market size is estimated at $2.4 billion in 2015 as reported by Marketsandmarkets Research, a global market research firm, in their Aug ust 2015 indu s try report.

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In the therapeutics market, we have entered into a license agreement with Pear Therapeutics, a US based therapeutics company, developing novel combination therapies referred to as "e-formulations".

The cognitive assessment market is dominated by a small number of competitors, the prominent ones being Pearson Education Limited ("Pearson") and Multi Health Systems, Inc.

From inception, we have has been funded by a combination of investment capital and grant financing totaling approximately $1,100,000 comprised of approximately $630,000 of grant financing and $470,000 of equity financing. While our strategy of synergies with therapeutics and clinical assessment partners significantly defrays our capital requirements, we hope to continue new product and partner development, enhance existing products, enable software as service revenue through RKIA and conduct independent clinical studies for further promotion as independent products and branding.

The Company is currently engaged in clinical trial execution with the Hospital in Toronto. The purpose s of these trials are to (i) improve, modify and extend the functionality of the MegaTeam software (ii) determine the cognitive impact the use of the MegaTeam software has on the target population (iii) establish clinical use protocols for optimization of the use of the MegaTeam software for the target population and, (iv) determine the effectiveness of the MegaTeam software in combination with medicinal therapies for the target population.

The MegaTeam software has been designed to augment or supplement existing remediation techniques for children with ADHD. The MegaTeam software is comprised of multiple modules addressing inhibitory control and working memory cognitive functions. The software functionality includes an assessment mechanism, the ability to measure the users cognitive at a point in time in comparison with non-affected populations, as well as a rehabilitation regime that is purported to address the underlying weaknesses in the targeted cognitive functions.

The Company intends to provide the MegaTeam software for sale as an independent product to clinicians, as a research tool for measurement of targeted functions, and as a complement to medicinal therapies as a combined therapy, or e-formulation.

Commercialization of our software products is intended to be achieved through both direct and indirect distribution to clinical and research users. Our cognitive assessment and remediation programs can be utilized as independent tools within a battery of broader methods in the provision of mental health care. We intend to make these tools available to our clinical users either through direct access as part of our RKIA mental health informatics platform, direct subscription, or through distribution partners of mental health assessment and remediation tools.

We currently have no operating history, no commercialized software applications or products and customers . We have no revenues and need additional cash res ources to maintain our operation s. These factors raise substantial doubt about our ability to continue as a going concern.

On May 14, 2015, we effectuated a 100,000:1 forward stock split of our common shares.

Our corporate headquarters are located at 250 University Avenue, Suite 200, Toronto, ON M5H 3E5 and our telephone number is (647) 490 -5122.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by this prospectus:

Common Shares offered by the Company

Up to (i) 11,002,445 common shares, no par value, at a fixed price of $0.0409 per share and (ii) 1 1,002,445 common shares issuable upon the exercise of warrants at an exercise price of $0.0818 per share being offered by us. A minimum of 6,112,470 common shares must be sold.

Common Shares offered by selling shareholders	Up to 15,892,420 common shares consisting of 7,946,210 shares issuable upon the exercise of Warrants and 7,946,210 shares issuable upon the conversion of the Notes.

Common Shares outstanding prior to the offering	28,072,366 shares (1)

Common Shares to be outstanding after the offering	65,969,676 shares (1)

Use of proceeds

We will not receive any proceeds from the sale of shares of our common shares by the selling shareholders. We will also not receive any proceeds from the exercise of Warrants included in this offering to the extent that such Warrants are exercised on a cashless basis according to their terms.

We intend to use the proceeds received, if any, from the sale of the shares for working capital purposes.

Risk Factors	You should carefully read "Risk Factors" in this prospectus for a discussion of factors that you should consider before deciding to invest in our common shares.

The number of common shares outstanding is based on 28,072,366 common shares outstanding as of November 11, 2015 and does not include an aggregate of 8,200,000 common shares issuable upon the exercise of stock options.

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Summary Financial Information

The following table sets forth and summarizes certain of the Company's financial information for the years ended December 31, 2014 and 2013 and for the quarterly periods ended June 30, 2015 and 2014. The financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and are expressed in U.S. dollars. This financial information is derived from, and should be read in conjunction with the Company's financial statements, including the notes thereto. The Company's Financial Statements for the years ended December 31, 2014 and 2013 have been audited by Turner, Stone & Company.

Selected Financial Information

	For the year ended December 31, 2014 (audited)	For the year ended December 31, 2013 (audited)
Operating Revenues	-	28,206

Loss from Operations	452,828	287,111
Net Loss	380,088	221,631

Total Assets	211,830	102,848
Net Assets	(626,401)	(345,654)
Total Liabilities	838,231	448,502
Working Capital	(9,980)	91,539
Share Capital	21,550	1_
Common Shares Issued	13,965,424	13,500,000
Dividends Declared	-	-

Selected Financial Information

	For the six months ended June 30, 2015 (unaudited)	For the six months ended June 30, 2014, 2013 (unaudited)
Operating Revenues	-	-

Loss from Operations	133,522	226,119
Net Loss	133,842	166,359

Total Assets	116,774	95,490
Net Assets	(225,121)	_(601,980)
Total Liabilities	341,894	697,470
Working Capital	(44,738)	(63,090)
Share Capital	549,948	1
Common Shares Issued	28,072,366	13,500,000
Dividends Declared	-	-

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RISK FACTORS

An investment in the Company's common shares involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled "Forward Looking Statements." There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common shares could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have no operating history with respect to commercializing our software applications and products. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We have only recently begun processes to develop relationships with potential customers and distribution partners. Completion of our cognitive assessment and remediation tools and the further development and commercialization of our products is dependent upon the availability of sufficient funds. This limits our ability to accurately forecast the cost of the development of our products. If the markets and applications of our products do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

We were incorporated in 2011. We incurred losses from inception through June 30, 2015 of $878,314. We recorded a net loss of $380,088 as of December 31, 2014 and a net loss of $133,842 for the six months ended June 30, 2015. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop and commercialize our products and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

As reflected in the accompanying financial statements for the year ended December 31, 2014, and the six months ended June 30 2015, the Company has no revenues and needs additional cash resources to maintain its operations. These factors raise substantial doubt about our ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to raise additional capital. We cannot predict when, if ever, we will be successful in raising additional capital and, accordingly, we may be required to cease operations at any time, if we do not have sufficient working capital to pay our operating costs.

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If we are unable to obtain additional funding, our business operations will be harmed.

The Company raised $325,000 through a private placement of convertible notes and warrants in July 2015. As a result of this financing, the Company believes that it will have sufficient cash flows to operate for at least the next 12 months. However, the Company anticipates that it will have to raise additional capital to fund research and development and operations over the next 12 months. To the extent that we are required to raise additional funds to acquire research and facilities, and to cover costs of operations, we intend to do so through additional public or private offerings of debt or equity securities. There are currently no commitments or arrangements for other financings. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing shareholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

The Company reported an accumulated deficit of $744,472 and had a stockholders' deficit of $626,401 at December 31, 2014. As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2014 and 2013 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern without the infusion of significant additional capital. At December 31, 2014, the Company had insufficient operating revenues and cash flow to meet its financial obligations. There can be no assurance that management will be successful in implementing its plans. If we are unable to raise additional financing we may cease operations.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our software or potential products uneconomical or result in products superior to those we develop or that any products or services we develop will be preferred to any existing or newly-developed products.

Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of licensees, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours, or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

If we lose any of our key management personnel or consultants, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company's operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. We do not have any employment agreements with management. We have a consulting agreement with Dr. Russell Schachar for clinical advisory and product development services related to our collaboration with the Hospital for the development of our software based treatment for attention deficit and attention deficit and hyperactivity disorder in children. Although, we hope to retain the services of our officer and consultants, if our officer or a consultant should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our personnel, we may not be able to replace them with similarly qualified personnel, which could harm our business.

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Our obligations under the Purchase Agreement are secured by the assets of our Company.

Our assets are pledged as collateral to purchasers under the Purchase Agreement. If we fail do make payments under the Purchase Agreement and related documents, the purchasers may foreclose on such assets which would effect on our ability to operate.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We have intellectual property rights to the cognitive assessment and rehabilitation software jointly developed with the Hospital pursuant to an exclusive license to such software granted to us under our collaboration agreement with the Hospital .

We will attempt to protect proprietary and intellectual property rights to our products through licensing and distribution arrangements although we currently do not have any patents or applications for our products.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources.

As we create or adopt new software, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party's proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

If we become a public reporting company we will be subject to extensive financial reporting and related requirements for which our accounting and other management systems and resources may not be adequately prepared.

We will become subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 will require us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

We may be at risk to accurately report financial results or detect fraud if we fail to maintain an effective system of internal controls.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report that contains an assessment by management on the Company's internal control over financial reporting in their annual and quarterly reports on Form 10-K and 10-Q. We cannot assure you that significant deficiencies or material weaknesses in our disclosure controls and internal control over financial reporting will not be identified in the future. Also, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our stock price.

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The market for our products is immature and volatile and if it does not develop, or if it develops more slowly than we expect, the growth of our business will be harmed.

Software-based systems for mental health is a new and unproven market, and it is uncertain whether it will achieve and sustain demand and market adoption. Our success will depend to a substantial extent on the willingness of customers and healthcare professionals to use our systems, as well as on our ability to demonstrate the value of our software and products to customers and to develop new applications that provide value to customers and users. If customers and users do not perceive the benefits of our products, then our market may not develop at all, or it may develop more slowly than we expect, either of which could significantly adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

If our security measures are breached and unauthorized access to a customer's data are obtained, our products may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our products involve the storage and transmission of customers' proprietary information, as well as protected health information, or PHI, which is regulated under the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, collectively HIPAA. Because of the extreme sensitivity of this information, the security features of our product are very important. If our security measures, some of which will be managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive data, including HIPAA-regulated protected health information. A security breach or failure could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors, and catastrophic events.

If our security measures were to be breached or fail, our reputation could be severely damaged, adversely affecting customer or investor confidence, customers may curtail their use of or stop using our products and our business may suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and significant costs for remediation and for measures to prevent future occurrences. In addition, any potential security breach could result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain the business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We plan to outsource important aspects of the storage and transmission of customer information, and thus rely on third parties to manage functions that have material cyber-security risks. These outsourced functions include services such as software design and product development, software engineering, database consulting, data-center security, IT, network security and Web application firewall services. We attempt to address these risks by requiring outsourcing subcontractors who handle customer information to confirm compliance with HIPAA and to provide indemnification. However, we cannot assure you that these measures will adequately protect us from the risks associated with the storage and transmission of customers proprietary and protected health information.

We may experience cyber-security and other breach incidents that may remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against us, we may be unable to anticipate these techniques or to implement adequate preventive measures. In addition, in the event that our customers authorize or enable third parties to access their data or the data of their employees on our systems, we cannot ensure the complete integrity or security of such data in our systems as we would not control access. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers.

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If we fail to comply with applicable health information privacy and security laws and other state and federal privacy and security laws, we may be subject to significant liabilities, reputational harm and other negative consequences, including decreasing the willingness of current and potential customers to work with us.

Once our products are deployed, we are subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA established uniform federal standards for certain "covered entities," which include health care providers and health plans, governing the conduct of specified electronic health care transactions and protecting the security and privacy of protected health information, or PHI. The Health Information Technology for Economic and Clinical Health Act, or HITECH, which became effective on February 17, 2010, makes HIPAA's privacy and security standards directly applicable to "business associates," which are independent contractors or agents of covered entities that create, receive, maintain, or transmit PHI in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA's requirements and seek attorney's fees and costs associated with pursuing federal civil actions.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. We are currently implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, data services are complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our existing or new software and applications and services may arise in the future and may result from interface of our offering with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

We depend on data centers operated by third parties for our products, and any disruption in the operation of these facilities could adversely affect our business.

We plan to provide our products through a third-party data center. While we will control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew any such agreements we may enter into on commercially reasonable terms, or if our data center operator is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Problems faced by our third-party data center locations could adversely affect the experience of our customers. The operators of the data centers could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by the operators of the data centers or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our data centers or cause such data centers and systems to fail. Any changes in third-party service levels at our data centers or any disruptions or other performance problems with our products could adversely affect our reputation or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect our renewal rates.

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If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As our head office and operations are primarily based in Canada, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses in Canadian dollars. Fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar could result in the dollar equivalent of such expenses being higher. This could have a negative impact on our reported results of operations. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

We may not be in compliance with rules and regulations of the U.S. Food and Drug Administration (the "FDA") should they become applicable to any products we develop in the future.

While our products are not currently regulated by the FDA, the FDA may decide to regulate our products in the future. The use of forms and tools for the measurement and assessment of behavioral and cognitive abilities has been derived primarily from academic research in the areas of cognitive psychology and cognitive neuroscience. These methodologies are currently not classified as medical devices by the FDA . With the advent of brain games, games purporting to increase intelligence or cognitive function, claims regarding efficacy and impact are currently unregulated and not subject to clinical processes to determine their accuracy or validity. Terminology such as "neuroplasticity", "attention" and "working memory" have become ubiquitous as the "brain game" market has grown. Current clinical practice refers to the use of cognitive software for the measurement of deficits as an "assessment", and the use of software tools as rehabilitation methods as "remediation". While we make all efforts to conduct our activities and clinical trials as if we are a regulated entity, there is no guarantee that our methods and procedures will satisfy regulatory requirements, should they exist in the future. Any future regulation could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations. The Company hopes to develop and study our products with the purpose of providing clinical practice in the form of a diagnostic and therapeutic capacity. As such, claims and uses of that nature would predicate the regulatory approval of the FDA under the 510(k) Class I or Class II device.

RISKS ASSOCIATED WITH OUR COMMON SHARES AND COMPANY

The issuance of shares upon conversion of the Notes and exercise of the Warrants and options will cause immediate and substantial dilution to our existing shareholders.

As of November 11, 2015, there are currently 7,946,210 common shares issuable upon the conversion of the Notes, options to purchase an aggregate of 8,200,000 common shares and warrants to purchase an aggregate of 7,946,210 common shares outstanding. The issuance of shares upon conversion of the Notes, and exercise of warrants and options will result in substantial dilution to the interests of other shareholders since the security holders may ultimately convert or exercise their securities and sell the full amount issuable upon conversion or exercise.

Our common shares are subject to the "penny stock" rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We are a "foreign private issuer", and you may not have access to the information you could obtain about us if we were not a "foreign private issuer".

We are considered a "foreign private issuer" under the Securities Act of 1933, as amended. As a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a "foreign private issuer".

Because the majority of our assets and of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are presently located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

Our obligations under the Pu r chase Agreement are secured by the assets of our Company.

The holders of our Notes have a senior security interest in all of o ur assets . If we fail do make payments under the Purchase Agreement and related documents, the note holders may foreclose on such assets which would have a substantially adverse effect on our ability to operate.

Because we do not intend to pay any cash dividends on our common shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market price of our common shares is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

●	The announcement of new products by our competitors

●	The release of new products by our competitors

●	Developments in our industry or target markets

●	General market conditions including factors unrelated to our operating performance

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our common shares which could cause a decline in the value of our shares.

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Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we will not be presently required to comply with many of the corporate governance provisions.

Because our directors are not independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Our officer and directors own a substantial amount of our common shares and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officer and directors and their affiliates control approximately 68.66% of our outstanding common shares. These shareholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other shareholders' best interest but which might negatively affect the market price of our common shares.

Our authorized capital consists of an unlimited number of shares of one class designated as common shares. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of an unlimited number of our common shares, no par value, of which 28,072,366 shares are currently issued and outstanding. The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may have an adverse effect on any trading market of our common shares.

Offers or availability for sale of a substantial number of shares of our common shares may cause the price of our common shares to decline.

If our shareholders sell substantial amounts of our common shares in the public market, including shares issued in the offering upon the effectiveness of the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

●

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND AUDITORS

Set forth below is the name and business address of the Company's directors, senior management, and auditors.

Directors and Senior Management. Our board of directors consists of Scott L. Woodrow, David Stefansky and Jesse Kaplan. Our sole officer is Scott L. Woodrow, who is our President and Chief Executive Officer. The business address of our officers and directors is c/o ehāve, Inc., 250 University Avenue, Suite 200, Toronto, ON M5H 3E5.

Auditors. Our auditors are Turner, Stone & Company, 12700 Park Central Drive, Suite 1400, Dallas, Texas 75251.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2014 and June 30, 2015. You should read this table in conjunction with ''Operating and Financial Review and Prospects'' and our financial statements and the notes thereto, included elsewhere in this prospectus. Amounts below are presented in accordance with U.S. GAAP and are stated in US dollars.

	December 31, 2014 (audited)		June 30, 2015(unaudited)
	Number of Securities	Amount	Number of Securities	Amount

Long-term debt		$616,421		0
Common shares , no par value per share; unlimited authorized;	13,965,424		28,072,366
Total shareholders' equity (deficit)		($626,401)

Other than its outstanding convertible loan agreements, and the repayable amounts owing under its development grant with the CIIRDF described in the Description of Business section of this prospectus, the Company has no debt. As of December 31, 2014 we had $160,513 in accounts payable and $221,810 in accrued liabilities. As of June 30, 2015 we had $150,948 in accounts payable and $161,512 in accrued liabilities, all of which is current and unsecured.

The information set forth in the foregoing table excludes 7,946,210 common shares issuable upon the exercise of the Warrants at an exercise price of approximately $0.0818 per share, 7,946,210 common shares issuable upon the conversion of the Notes at a conversion price of $0.0409 and 8,200,000 common shares issuable upon the exercise of stock options at an exercise price of $0.00001 per share.

THE OFFERING

This prospectus relates to (i) the offering of a minimum of 6,112,470 common shares and a maximum of 11,002,470 common shares at a fixed price of $0.0409 ( Each investor that purchases common shares in the offering, will also receive a five-year warrant to purchase an equivalent number of common shares, at an exercise price of $0.0818 per share .) , and (ii) the resale, from time to time, of up to 15,892,420 common shares consisting of (a) 7,946,210 shares issuable upon the exercise of five-year warrants at an exercise price of $0.0818 per share and (b) 7946,210 shares issuable upon the conversion of the Notes at a conversion price of $0.0409 per share by the selling shareholders identified in this prospectus, which shares were purchased by the selling shareholders in a private offering pursuant to the Purchase Agreement between each selling stockholder and the Company. See the section of this prospectus entitled "Purchase Transaction" for a description of the Purchase Agreement and the section entitled "Selling Shareholders" for additional information about the selling shareholders. Each issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

We intend to use any such proceeds received in the offering for working capital purposes. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) 90 days from the date of this prospectus or the date on which all 11,002,445 common shares have been sold, unless extended or earlier terminated by our board of directors in its sole discretion. In the event that 6,112,470 shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. Subscriptions are irrevocable once made, and funds will only be returned if the subscription is rejected or if 6,112,470 shares offered are not sold prior to the termination of the offering.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Because we have no significant operating history and have not generated any material revenues to date, the price of our common shares is not based on past earnings, nor is the price of our common shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common shares are presently not traded on any market or securities exchange. Accordingly, the offering price should not be considered an indication of the actual value of our common shares.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. The offering price per share is $0.0409. A minimum of 6,112,470 common shares, or $250,000 must be sold, in the offering and we are offering up to a maximum of 11,002,445 common shares, or $450,000.

The following table sets forth the uses of proceeds assuming the sale of the 6,112,470 minimum number of shares and the 11,002,445 maximum number of shares offered for sale. There is no assurance that we will raise the full $450,000 being offered.

	$250,000	$450,000

Legal and accounting fees	$60,000	$60,000
Human resources
Clinical	50,000	85,000
Software development	70,000	150,000
Business development	60,000	130,000
Rent and Overhead	10,000	25,000

The above amounts are estimated costs. Net proceeds will be used for working capital purposes.

We will not receive any proceeds from the sales of our common shares by the selling shareholders. We will also not receive any proceeds from the exercise of the Warrants included in this offering to the extent that such Warrants are exercised on a cashless basis according to their terms.

We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

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DIVIDEND POLICY

We have not declared or paid dividends on our common shares and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

PURCHASE TRANSACTION

Purchase Agreement

On July 7, 2015, we entered into the Purchase Agreement with the selling shareholders pursuant to which we agreed to sell a minimum of $320,000 and a maximum of $770,000 of Notes and Warrants pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. An aggregate of $325,000 of Notes and Warrants was sold, representing an aggregate of 7,946,210 common shares issuable upon the conversion of the Notes and an aggregate of 7,946,210 issuable upon the exercise of the Warrants which are being offered pursuant to this prospectus. The proceeds received by us under the Purchase Agreement are expected to be used primarily for human resources (clinical, software development, business development and legal and accounting expenses and general corporate purposes as described further in this prospectus.

If the maximum amount of Notes are not sold and within 180 days of July 7, 2015, and a registration statement on Form F-1 is declared effective by the SEC and our common shares are listed or quoted on a trading market (a "Going Public Event") a subsequent closing will occur within 10 days of the Going Public Event ("Subsequent Closing") entitling each purchaser in the initial closing to purchase common shares in a pro rata amount (based upon such purchaser's initial purchase) of the difference between the amount sold in the initial closing and the maximum of $770,000, up to $250,000.

Under the Purchase Agreement, if the Company fails to timely remove restrictive legends or convert shares underlying the Notes in accordance with the terms of the Purchase Agreement, a purchaser, the Company is required to pay liquidated damages in the amount of $10 per trading day for each $1,000 of conversion shares or warrant shares delivered for removal of the restrictive legend or conversion.

If the Company fails to deliver Notes, Warrants, common shares issuable thereunder or common shares in connection with a Subsequent Closing as required pursuant to the Purchase Agreement or the Note, and the Purchaser buys common shares to deliver in satisfaction of a sale by such purchaser of common shares which the purchaser was entitled to receive in unlegended form from the Company, the Company is required to pay liquidated damages, in cash, in the amount by which (A) the purchaser's purchase price (including brokerage commissions, if any) for the shares so purchased exceeds (B) the aggregate purchase price of the shares delivered to the Company for reissuance as unlegended shares or as are required to be delivered pursuant to the Note, as the case may be, together with interest thereon at a rate of 15% per annum accruing until paid in full.

At any time commencing on the occurrence of a Going Public Event while the Notes and Warrants are outstanding, the Company fails to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") the Company will be required to pay liquidated damages, in cash, an amount equal to 1% of the aggregate principal amount of Notes and accrued interest thereon on the day of a Public Information Failure and on every 30th day thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the purchasers to transfer the shares pursuant to Rule 144. If the Company fails to timely make such payments in accordance with the terms of the Purchase Agreement, such payments will bear interest at the rate of 1.5% per month until paid in full.

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While the Notes and Warrants are outstanding, without the prior written approval of the purchasers holding at least a majority of the then outstanding securities purchased under the Purchase Agreement, the Company may not enter into any equity line of credit or similar agreement, or issue any common stock, floating or variable priced equity linked instruments or any of the foregoing or equity with price reset rights or issue any equity or common share equivalents (subject to adjustment for stock splits, pro rata equity distributions, dividends, and recapitalizations). The Company must also maintain its property, insurance coverage and corporate existence during such time.

The Purchase Agreement also requires that on or before 180 days after July 7, 2015, (i) a registration statement on Form F-1 registering the underlying shares held by the selling shareholders will be declared effective by the SEC, and (ii) its common shares will be listed for trading or quotation.

Until the occurrence of a Going Public Event, the Company will not incur an indebtedness without the consent of the purchasers holding a majority of the then outstanding securities purchased under the Purchase Agreement.

While the Notes and Warrants are outstanding, the board of directors of the Company will consist of no more than three members, one of which will be appointed by a majority of the then outstanding securities purchased under the Purchase Agreement.

While the Notes and Warrants are outstanding, upon any proposed subsequent financing by the issuance by the Company of common shares or common share equivalents, other than (i) a rights offering to all holders of our common shares or (ii) an Exempt Issuance (as such term is defined in the Purchase Agreement), the purchasers have the right, in accordance with the procedures set forth in the Purchase Agreement, to participate in such subsequent financing, pro rata to each other purchaser in proportion to their subscription amounts on the same terms, conditions and price provided for in the subsequent financing, unless the subsequent financing is an underwritten public offering.

From and after the occurrence of a Going Public Event, the Company may not effect any exercise of rightsgrantedto a purchaser in a subsequent financing to the extent that after giving effect to such exercise, the purchaser (together with the purchaser's affiliates, and any others acting as a group together with the purchaser or any of the purchaser's affiliates), would beneficially own in excess of4.99% of the common shares outstanding immediately after giving effect to such exercise, or would beneficially own in excess of 9.99% upon not less than 61 days' prior notice to the Company ("Ownership Limitation").

Notes

In connection with the Purchase Agreement, on July 7, 2015, we issued an aggregate of $325,000 principal amount of Notes to seven investors which Notes mature on July 7, 2017. The Notes are secured by the assets of the Company pursuant to a security agreement, dated July 7, 2015, between the Company and Jesse Kaplan, as collateral agent for the investors. The Notes accrue interest, compounded monthly, at the rate of 4%, which interest is payable on each January 1st and July 1st during the term of the Note, commencing January 1, 2016. The Notes are convertible, in whole or in part, into common shares at a conversion price of $0.0409 per share, subject to reduction to $0.01 after one year from issuance if a Going Public Event has not occurred. The conversion price is also subject to adjustment in accordance with the Notes in the event the Company pays a stock dividend or makes a distribution in common shares, or subdivides, combines or re-classifies its shares.

If the Company fails to timely deliver shares issuable upon conversion of the Notes in accordance with the terms of the Note, the holder is entitled to liquidated damages in the amount of $10 per business day for each $1,000 of Notes converted until delivered.

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If the Company fails to timely deliver conversion shares in accordance with the terms of the Note and the holder is required to purchase common shares to deliver in satisfaction of a sale by the holder of the conversion shares which the holder was entitled to receive upon conversion, the Company must pay in cash to the holder the amount by which (x) the holder's purchase price (including any brokerage commissions) for the common shares so purchased exceeds (y) the product of (1) the aggregate number of common shares that the holder was entitled to receive upon conversion multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and at the option of the holder, either reissue (if surrendered) the Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of common shares that would have been issued if the Company had timely complied with its delivery requirements under the Note.

The Company is required to, at all times, reserve not less than 150% of the aggregate number of common shares issuable upon the conversionof the then outstanding principal amount of the Note and accrued interest through the maturity date of the Note.

From and after the occurrence of a Going Public Event, the Company may not effect any conversion of the Note, and a holder may not convert any portion of the Note, to the extent that after giving effect to the conversion, the holder (together with the holder's affiliates, and any others acting as a group together with the holder or any of the holder's affiliates) would exceed the Ownership Limitation described above.

If, at any time while the Notes are outstanding, the Company makes subsequent equity sales or sells or grants any option to purchase or to reprice, or otherwise disposes of or issues common shares entitling a third party to acquire common shares at a price per share that is lower than the then conversion price, the conversion price will be reduced (except with respect to certain Exempt Issuances as defined in the Purchase Agreement) to such lower price.

If the Company makes any subsequent rights offerings and grants, issues or sells any common share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common shares (the "Purchase Rights"), the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of common shares acquirable upon complete conversion of the Note provided, to the extent that the holder's right to participate in any such Purchase Right would result in the holder exceeding the Ownership Limitation described above, the holder will not be entitled to participate in such Purchase Right to such extent and such Purchase Right shall be held in abeyance until such time, if ever, as its right thereto would not result in exceeding such Ownership Limitation.

If, at any time while the Note is outstanding, the Company engages in any Fundamental Transaction, as described in the Note, including any merger or consolidation, sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, purchase offer, tender offer or exchange offer, any reclassification, reorganization or recapitalization or any compulsory share exchange, stock or share purchase agreement or other business combination, then, upon any subsequent conversion of the Note, the holder has the right to receive for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction.

Provided certain conditions are met, including the effectiveness of a registration statement and the listing and trading of the common shares on a trading market, unless waived by the holder of a majority of the holders of the outstanding Notes, the outstanding principal amount and any accrued interest thereon will mandatorily convert into common shares upon the occurrence of the Going Public Event at the then applicable conversion price, provided a Subsequent Closing occurs.

For so long as the Note is outstanding, except in connection with an Exempt Issuance, the holder may participate in any offering of the Company's common shares on the same terms and conditions as any other subscriber, investor or participant in such offering and apply all or some of the amounts outstanding on the Note as payment for the securities to be acquired pursuant to such offering.

As long as the Notes are outstanding, other than with the consent of the holders of at least 51% of principal amount of the then outstanding Notes, the Company may not (a) other than for certain permitted indebtedness, as described in the Notes, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness;(b) other than for certain permitted liens as described in the Notes, enter into, create, incur, assume or suffer to exist any liens or encumbrances on any of its property or assets or interest therein or income or profits therefrom; (c) amend its charter documents, in any manner that materially and adversely affects any rights of the holders; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire any of its common shares; (e) redeem, defease, repurchase, repay or make any payments in respect of, any indebtedness; (f) pay cash dividends or distributions on any of its equity securities; (g) enter into any transaction with any affiliate which would be required to be disclosed in any public filing with the SEC, unless on an arm's-length basis and approved by a majority of the Company's disinterested directors; or (h) enter into any agreement with respect to any of the foregoing.

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The following constitute Events of Default under the Note:

(i)	default in the payment of the principal, interest or liquidated damages and other amounts owing on any Note, when due and payable and not cured in accordance with the Note;

(ii)

fail to observe or perform any other covenant or agreement in the Notes not cured within the earlier of 10 business days (A) after notice of such failure and (B) after the Company has become or should have become aware of such failure;

(iii)	default or event of default (subject to any grace or cure period) under any related transaction documents or other material agreement, lease, document or instrument to which the Company is obligated;

(iv)	any representation or warranty made in the Note or any related transaction documents, or statement, report, financial statement or certificate that is untrue in any material respect;

(v)	the Company is subject to a Bankruptcy Event as defined in the Note;

(vi)	the Company defaults on any of its obligations under any Indebtedness as such term is defined in the Note;

(vii)	a change of control or Fundamental Transaction occurs or the Company agrees to sell or dispose of in excess of 30% of its assets;

(viii)	subsequent to a Going Public Event, the Company does not meet the current public information requirements under Rule 144;

(ix)	The Company fails to timely deliver shares in accordance with the terms of the Note;

(x)	any person breaches any lockup agreement delivered pursuant to the Purchase Agreement;

(xi)	any monetary judgment, writ or similar final process entered or filed against the Company, its property or assets for more than $50,000 that remains unvacated, unbonded or unstayed for 45 days;

(xii)	any dissolution, liquidation or winding up by the Company of a substantial portion of its business;

(xiii)	cessation of operations by the Company;

(xiv)

failure of the Company to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets necessary to conduct its business, not cured with twenty days after written notice thereof;

(xv)

subsequent to 120 days after a Going Public Event, an event resulting in the common shares not being listed or quoted or notification from a trading market that the Company is not in compliance with the conditions for such continued quotation and such non-compliance continues for twenty days;

(xvi)	a SEC or judicial stop trade order or suspension;

(xvii)	failure by the Company to notify a holder of any material event of which the Company is obligated to notify the holder pursuant to the terms of the Note or other transaction documents;

(xviii)

a default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and Holder are parties, or the occurrence of an event of default under any such other agreement which is not cured after any required notice and/or cure period;

(xix)	the occurrence of an Event of Default under any other Note; or

(xx)

any material provision of any transaction document ceases to be valid, binding or enforceable against the Company, or the validity or enforceability is contested by the Company, or a proceeding shall be commenced by the Company or any governmental authority seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document.

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Upon an Event of Default, at the holder's option, liquidated damages and other amounts owing shall become immediately due and payable (up to the outstanding principal amount of the Note) in cash at a rate equal to the sum of (a) 125% of the outstanding principal amount of the Note and (b) all other amounts, costs, expenses and liquidated damages due on the Note. Commencing on the maturity date of the Note and five days after the occurrence of an Event of Default, interest on the Note shall accrue at the lesser of 15% per annum or the maximum rate permitted under applicable law.

Warrants

In connection with the Purchase Agreement, on July 7, 2015, we issued Warrants to purchase an aggregate of 7,946,210 common shares at an exercise price of $0.0818 per share to seven investors for five years from the date of issuance. The Warrants may be exercised on a cashless basis, commencing six months from the date of issuance at a price determined based upon the volume weighted average price of the Company's common shares on the day before the date of exercise. In addition, the Warrant will be automatically exercised via cashless exercise on its expiration date.

If the Company fails to timely deliver common shares issuable pursuant to a Warrant exercise and if after such date the holder is required to purchase common shares to deliver in satisfaction of a sale by the holder of the warrant shares which the Holder anticipated receiving upon such exercise, the Company shall (A) pay in cash to the holder the amount by which (x) the holder's purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that the Company was required to deliver to the holder in connection with the exercise (2) the price at which the sell order giving rise to such purchase obligation was executed, and at the option of the holder, either reinstate the portion of the Warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations.

The Company shall not effect any exercise of the Warrant, and a holder shall not have the right to exercise any portion of the Warrant, to the extent that after giving effect to such exercise, the holder (together with the holder's affiliates, and others Persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of the Ownership Limitation.

The number of shares issuable upon the exercise of the Warrant is subject to adjustment in accordance with the terms of the Warrant in the event the Company pays a stock dividend or makes a distribution in common shares, or subdivides, combines or re-classifies its shares.

If, at any time while the Warrant is outstanding, the Company makes subsequent equity sales or sells or grants any option to purchase or to reprice, or otherwise disposes of or issues common shares entitling a third party to acquire common shares at a price per share that is lower than the exercise price of the Warrant, the exercise price will be reduced (except with respect to certain Exempt Issuances as defined in the Purchase Agreement) to such lower price and the number of warrant shares issuable will be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, will equal the aggregate exercise price prior to such adjustment.

If the Company makes any subsequent rights offerings and grants, issues or sells any Purchase Rights, the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of common shares acquirable upon complete exercise of the Warrant provided, to the extent that the holder's right to participate in any such Purchase Right would result in the holder exceeding the Ownership Limitation, the holder will not be entitled to participate in such Purchase Right to such extent and such Purchase Right shall be held in abeyance until such time, if ever, as its right thereto would not result in exceeding such Ownership Limitation.

If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common shares (a "Distribution"), at any time after the issuance of the Warrant, the holder is entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of common shares acquirable upon complete exercise of the Warrant provided, the holder will not be entitled to participate in such Distribution in excess of its Ownership Limitation and the portion of such Distribution in excess will be held in abeyance until such time, if ever, as its right thereto would not result in the holder exceeding the Ownership Limitation.

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If, at any time while the Warrant is outstanding, the Company engages in a Fundamental Transaction, as described in the Warrant, including any merger or consolidation, sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, purchase offer, tender offer or exchange offer, any reclassification, reorganization or recapitalization or any compulsory share exchange, stock or share purchase agreement or other business combination, then, upon any subsequent conversion of the Note, the holder has the right to receive for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction, upon any subsequent conversion of the Warrant, the holder has the right to receive for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into a registration rights agreement, dated July 7, 2015, with each of the selling shareholders ("Registration Rights Agreement") pursuant to which we are required to file a registration statement covering the resale of "registrable securities" held by the selling shareholders on Form F-1 with the SEC no later than 75 days after the closing of the sale of the Notes and Warrants and have such registration statement declared effective by the SEC no later than 75 days from the date of filing. Registrable securities as defined in the Registration Agreement, includes common shares issuable upon conversion of the Notes, in connection with any anti-dilution provisions, upon exercise of the Warrants, upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, or the common shares issuable in connection with a Subsequent Closing). The Company must maintain the effectiveness of the Registration Statement until all registrable securities are sold or, commencing 36 months after the issuance of the Notes and Warrants, may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

If the registration statement is not timely filed with the SEC, the Company fails to file a timely acceleration request or respond to SEC comments or the registration statement is not declared effective within 75 days of filing, or after the effectiveness, the registration statement does not remain effective or the selling shareholders are not permitted to use the prospectus to resell such registrable securities for more than fifteen days or more than an aggregate of thirty days during any 12-month period, on each such occurrence and each month thereafter until cured, the Company is required to pay liquidated damages, in cash equal to 2% of the aggregate purchase price paid for the registrable securities. If the Company fails to pay any such liquidated damages within seven days, the Company will be required to pay interest thereon at a rate of 15% per annum.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders of up to 15,892,420 common shares being offered by this prospectus, all of which are being registered for sale for the accounts of the selling shareholders and include the following: (a) 7,946,210 common shares issuable upon the exercise of the Warrants issued pursuant to the Purchase Agreement and (b) 7,946,210 common shares issuable upon the conversion of the Notes.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Purchase Agreement and Registration Agreement, which we entered into with the selling shareholders, in which we agreed to provide certain registration rights with respect to sales by the selling shareholders of the common shares that may be issued upon the exercise of the Warrants and conversion of the Notes by the selling shareholders.

The issuances were exempt under the registration provisions of the Securities Act. The aggregate purchase price for the Notes and Warrants was $325,000, which was paid in cash.

The selling shareholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above, The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling shareholders in supplements or amendments to this prospectus.

The selling shareholders may sell some, all or none of its shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

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The following table sets forth the shares beneficially owned, as of November 11, 2015, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares that the selling shareholders may offer and sell from time to time under this prospectus and the number of shares which the selling shareholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 28,072,366 common shares outstanding as of November 11 , 2015.

None of the selling shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the selling shareholders or any of their respective affiliates have held a position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years except that David Stefansky became a director of the Company on July 7, 2015 and Jesse Kaplan, a director of the Company since July 7, 2015 is the President of Rocfrim Inc. The selling shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Name of Selling Shareholders	Beneficial Ownership Before the Offering		Common Shares Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering**

David Stefansky 156 Beach 9th Street, Apt. 7A Far Rockaway, New York 11691	3,178,484	(1)	3,178,484	(1)	0	*

Long Side Ventures LLC(2) 1800 South Ocean Drive, PH2 Hallandale Beach, Florida 33009	1,589,242	(3)	1,589,242	(3)	0	*

R&T Sports Marketing Inc.(4) 15440 SW 82 Avenue Palmetto Bay, Florida 33157	1,589,242	(3)	1,589,242	(3)	0	*

Rocfrim Inc.(5) 3625 Dufferin Street, Suite 409 Toronto, Ontario M3K1N4	3,178,484	(1)	3,178,484	(1)	0	*

Plazacorp Investments Limited (6) 10 Wanless Avenue, Suite 201 Toronto, Ontario M4N1V6	3,178,484	(1)	3,178,484	(1)	0	*

Taconic Group(7) 1835 NE Miami Gardens Drive, #272 North Miami Beach, Florida 33179	1,589,242	(3)	1,589,242	(3)	0	*

Summit Trading Ltd.(8) 904 Silver Spur Road, #257 Rolling Hills Estate, California 90274	1,589,242	(3)	1,589,242	(3)	0	*

_______________

* less than 1%

** Based on 28,072,366 outstanding common shares as of November 11, 2015.

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(1)	Includes (i) 1,589,242 common shares upon the exercise of warrants at $0.0818 per share and (ii) 1,589,242 common shares issuable upon the conversion of the Notes.

(2)	Benjamin Kaplan, the Manager of Long Side Ventures LLC ("Long Side") has sole voting and dispositive power over shares held by Long Side.

(3)	Includes (i) 794,621 common shares of issuable upon the exercise of warrants at $0.0818 per share and 794,621 common shares issuable upon the conversion of the Notes

(4)	Daniel Kaplan, President of R &T Marketing Inc. ("R&T") has sole voting and dispositive power over shares held by R&T.

(5)	Jesse Kaplan, President of Rocfrim Inc. ("Rocfrim") has sole voting and dispositive power over shares held by Rocfrim.

(6)	Sruli Weinrib, Vice President of Equity Investments of Plazacorp Investments Limited ("Plazacorp") has sole voting and dispositive power over shares held byPlazacorp.

(7)	Robert Grinberg, Manager of Taconic Group ("Taconic") has sole voting and dispositive power over shares held by Taconic.

(8)	Daryl Orenge, attorney in fact for Summit Trading Ltd. ("Summit") has sole voting and dispositive power over shares held by Summit.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Shareholders

All common shares that are covered by this prospectus are expected to be freely tradable. The sale of a significant amount of shares registered in this offering at any given time could cause the market price of our common shares to decline and to be highly volatile. The selling shareholders may ultimately acquire all, some or none of the common shares exercisable pursuant to their issued and outstanding warrants or convertible pursuant to the Notes registered in this offering. After they have acquired such shares, they may sell all, some or none of such shares.

Issuances of our common shares to the selling shareholders upon exercise of their warrants or conversion of their Notes stock will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of our existing shareholders will be diluted as a result of any such issuances. Although the number of common shares that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuances.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common shares and the pro forma net tangible book value per share of our common shares immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common shares in this offering and the pro forma as adjusted net tangible book value per share of the common shares immediately after completion of this offering.

Our historical net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of common shares outstanding. Our historical net tangible book value at June 30, 2015 was $(341,984), or $(0.012) per share.

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After giving effect to the sale of 11,002,445 common shares by us at the public offering price of $0.0409 per share, which fixed price of $0.0409 has been arbitrarily determined as the selling price, and after deducting estimated offering expenses payable by us, our pro forma net tangible book value at June 30, 2015 would have been approximately $ 48,016 , or $0. 0012 per share. This would represent an immediate increase in the net tangible book value of $0. 0051 per share to existing shareholders and an immediate dilution of $0. 0397 per share to investors in this offering.

The following table illustrates this dilution:

Assumed public offering price per share	0.0409
Historical net tangible book value per share at June 30, 2015	$(0.0039)
Increase in pro forma net tangible book value per share attributable to new investors in this offering	0.0051
Pro forma net tangible book value per share immediately after this offering	0.0012

Dilution in pro forma net tangible book value per share to new investors in this offering	$0.0397

Scott W oodrow, our President, Chief Executive Officer and a director acquired founder shares in October 2011 for a nominal cost as compared to the offering price of $0.0409 per share.

On each of January 20, 2014 and March 25, 2014, Mr. Woodrow and an affiliated entity were issued shares under a convertible loan at , $0. 0 409, the same price per share as the offering price .

On March 3, 2014, Rocpart, an entity over which Jesse Kaplan, a director of our company has sole voting and dispositive p o wer , was issued shares under a convertible loan at , $0.0409, the same price per share as the offering price.

PLAN OF DISTRIBUTION

We have 28,072,366 common shares issued and outstanding as of the date of this prospectus. We are offering up to 11,002,445 common shares for sale at the price of $0.0409 per share. Each investor that purchases common shares in the offering, will also receive a five-year warrant to purchase an equivalent number of common shares, at an exercise price of $0.0818 per share . The selling price for the shares has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No current trading market exists for our common shares. No assurance can be given that the shares offered will have a market value or that they may be sold as this, or any price. The selling shareholders may sell our common shares only at a fixed price of $0.0409 per share until such time, if at all, our shares are quoted on the Over the Counter QB ("OTCQB") and thereafter at prevailing market prices or privately negotiated prices. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority the ("FINRA"), for our common shares to be quoted on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with nor can there be any assurance that such an application for quotation will be approved.

We will sell the common shares and do not plan to use underwriters or pay any commissions. There is no plan or arrangement to enter into any agreements to sell the common shares with a broker or dealer. Our officers and directors will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. The common shares sold by us may be sold in one or more transactions at a fixed price of $0.0409 per share.

A minimum of 6,112,470 common shares must be sold, or a minimum of $250,000 must be raised. The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) 90 days from the date of this prospectus or the date on which all 11,002,445 common shares have been sold, unless extended or earlier terminated by our board of directors in its sole discretion. In the event that 6,112,470 shares are not sold during the offering period, all proceeds from the sale of the shares will be returned to subscribers, without interest or deduction. Subscriptions are irrevocable once made, and funds will only be returned if the subscription is rejected or if 6,112,470 shares are not sold prior to the termination of the offering.

All subscriptions received from investors will be pursuant to subscription agreements and will be deposited in an escrow account with David Lubin & Associates, PLLC, who will act as our escrow agent for the offering.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned to the subscriber, without interest or deduction.

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Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed 8%.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities for itself and selling shareholders. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our common shares are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common shares, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

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SHARE CAPITAL

Transfer Agent

The Company currently has no transfer agent and is responsible for its record-keeping and administrative functions in connection with the common shares and stock warrants.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB until a future time, if at all, that we apply and qualify for quotation or listing on another exchange Our shares may not now and may never qualify for quotation on the OTCQB or be accepted for listing on any other exchange.

Articles of Incorporation and Bylaws

The Company's Articles of Incorporation were filed with the Director under the Canada Business Corporations Act (Ontario) ("OBCA") on October 31, 2011. The Company's Ontario corporation number is 2304101. The Company's Articles of Incorporation do not contain and are not required to contain a description of our object and purposes. There is no restriction contained in our Articles of Incorporation on the business that we may carry on.

On November 30, 2011, the Company filed Articles of Amendment to set forth the rights and conditions of its common shares and to create an unlimited number of non-voting common shares and to set forth the rights and conditions of such non-voting common shares. On May 14, 2015, the Company filed Articles of Amendment to change the 135 issued and outstanding common shares into 13,500,000 common shares on a 100,000 for 1 basis. On June 26, 2015, the Company filed Articles of Amendment to eliminate the restrictions on share transfer, issuance or ownership set forth in Section 8 of the Certificate of Incorporation.

Power to Vote on Matters in Which a Director is Materially Interested. Our Bylaws state that a director must disclose to us, in accordance with the provisions of the CBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. A director required to make such a disclosure is not entitled to vote on any directors' resolution to approve that contract or transaction, except as provided for in the CBCA.

Directors' Power to Determine the Remuneration of Directors. The CBCA provides that the remuneration of our directors, if any, may be determined by our directors subject to our amended Certificate of Incorporation and by-laws. Our Bylaws permit the board of directors to fix director compensation.

Borrowing powers of our Directors. Our Articles of Incorporation provide that, if authorized by our directors, we may: (i) borrow money upon our credit; (ii) issue, sell or pledge debt obligations of the Company; or (iii) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Company, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Company.

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Retirement or Non-Retirement of Directors under an Age Limit Requirement. Neither our amended Certificate of Incorporation, our Bylaws nor the CBCA impose any mandatory age-related retirement or non-retirement requirement for our directors.

Number of Shares Required to be Owned by a Director. Neither our amended Certificate of Incorporation, our Bylaws nor the CBCA provide that a director is required to hold any of our shares as a qualification for holding his office.

Action Necessary to Change the Rights of Holders of Our Common Shares

Under the OBCA, our shareholders can authorize the alteration of our amended Articles to create or vary any special rights or restrictions attached to our common shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (a) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting, or (b) a resolution consented to in writing by all of the shareholders entitled to vote holding the applicable class or series of shares.

Shareholder Meetings

We must hold an annual meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual meeting. A meeting of our shareholders may be held within or outside of Ontario as our directors determine. Our directors may, at any time, call a meeting of our shareholders.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business (which is any business other than the consideration of the financial statements, auditor's report, election of directors or the re-appointment of the current auditor), the general nature of the special business, must be sent to shareholders, to each director and the auditor not less than 10 and not more than 50 days prior to the meeting. Under the OBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our Bylaws provide that a quorum of shareholders is the holders of at least a majority of the shares entitled to vote at the meeting, present in person or represented by proxy. If a quorum is not present at the opening of the meeting, the Chairman with the consent of the shareholders present may adjourn the meeting.

Our directors, our auditor and any other persons invited by our chairman with the consent of those at the meeting are entitled to attend at any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

The holders of the Company's voting common shares are entitled to receive notice of, and attend and vote at all meetings of shareholders. The holders of the Company's non-voting common shares are not entitled to receive notice of, and attend and vote at all meetings of shareholders, except that they are entitled to notice of a shareholder meeting called for the purpose of the Company's dissolution or sale, lease or exchange of all or substantially all of its property.

The holders of the voting common shares and non-voting common shares are entitled to dividends as the board of directors in its sole discretion may declare for such voting and/or non-voting shares. Upon dissolution and winding-up of the Company, the voting and non-voting shares are entitled to receive the remaining assets of the Company, pari passu with all of the holders of common shares.

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Pursuant to Section 7.06 of the Company's By-laws, and subject to OBCA, the quorum at meetings of the Company's shareholders shall be constituted by the presence of a majority of shareholders entitled to vote at any such meeting present in person or by proxy.

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of the Company imposed by foreign law or by the Articles of Incorporation or any other constituent document of the Company.

Change of Control

Our Articles of Incorporation and Bylaws do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Although applicable securities laws regarding shareholder ownership by certain persons require disclosure, our Articles of Incorporation do not provide for any ownership threshold above which shareholder ownership must be disclosed.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, and Bylaws, which have been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Shares

We are authorized to issue an unlimited number of common shares, no par value. As of June 30, 2015 and November 11, 2015, 28,072,366 common shares were issued and outstanding.

We have voting and non-voting common shares.

Each holder of shares of our voting common shares is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors. The holders of common shares have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company. The holders of our non-voting common shares are not entitled to vote on matters presented to shareholders.

Preferred Shares

We are not authorized to issue preferred shares.

Warrants

Pursuant to the Purchase Agreement we issued immediately exercisable five-year warrants to purchase an aggregate of 7,946,210 common shares at an exercise price of $0.0818, subject to adjustment as provided in the Warrants. The Warrants are exercisable on a cashless basis.

Options

As of November 11 , 2015, we have granted options to purchase (i) an aggregate of 5,900,000 common shares at an exercise price of $ 0.0001 per share, which are immediately exercisable and (ii) and aggregate of 2,300,000 common shares at an exercise price of 50% of the market value on the date of exercise, of which 2,025,000 are currently exercisable.

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Lockups

In connection with the Purchase Agreement, the current shareholders of the Company holding an aggregate of 28,072,366 common shares are subject to lock-up agreements, dated July 7, 2015. Under the lock-up agreements, such shareholders agreed not to sell, pledge, grant any right or in any way transfer any of the Company's securities held by them for a period of 12 months after a Going Public Event, except that such prohibition does not apply to transfers to the selling shareholders (pro rata to their then common share ownership), gifts, transfer to a trust for the benefit of an immediate family member or to an Internal Revenue Code recognized charitable organization.

History of Share Capital

Upon our incorporation on October 31, 2011, we issued 135 common shares at $1.00 per share to companies controlled by our founders, Scott Woodrow and Leopold Grunwald.

In 2013 and 2014 we entered into convertible loan agreements with eleven investors, pursuant to which such investors loaned us an aggregate of $490,000. All of the loans were converted into an aggregate of 13,176,094 common shares on December 15, 2014.

On July 7, 2015, we entered into the Purchase Agreement with the selling shareholders pursuant to which we agreed to sell a minimum of $320,000 and a maximum of $770,000 of Notes and Warrants pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. An aggregate of $325,000 of Notes and Warrants was sold, representing an aggregate of 7,946,210 common shares issuable upon the conversion of the Notes and an aggregate of 7,946,210 issuable upon the exercise of the Warrants.

MATERIAL INCOME TAX CONSIDERATIONS

The following summarizes the material Canadian federal income tax considerations generally applicable to the holding and disposition of the Company's common shares by a holder who acquires such common shares as beneficial owner pursuant to this offering (in this summary, a "Non-Canadian Holder") and who, for the purposes of the Income Tax Act (Canada)and the Income Tax Regulations (collectively the "Tax Act") and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm's length with, and is not affiliated with, the Company and, (iii) holds such common shares as capital property and does not use or hold, and is not deemed to use or hold, the common shares in the course of carrying on, or otherwise in connection with, a business in Canada. Special rules which are not discussed in this summary apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act, the Canada-United States Tax Convention (1980), as amended (the "Treaty"), all proposed amendments to the Tax Act and the Treaty publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and our understanding of the current published administrative practices of the Canada Revenue Agency. It has been assumed that all such proposed amendments will be enacted as proposed and that there will be no other relevant change in any governing law or administrative practice, whether by legislative, administrative or judicial action, although no assurances can be given in this respect.

The summary does not take into account Canadian provincial, U.S. federal, state or other foreign income tax law or practice.

This summary is not applicable to: (i) a Non-Canadian Holder that is a "financial institution" as defined in the Tax Act for the purposes of the "mark-to-market property" rules; (ii) a "specified financial institution" as defined in the Tax Act; (iii) a Non-Canadian Holder an interest in which is a "tax shelter investment" as defined in the Tax Act; (iv) a Non-Canadian Holder to whom the "functional currency" reporting rules in the Tax Act apply; (v) a Non-Canadian Holder that is a foreign affiliate (as defined in the Tax Act) of a taxpayer resident in Canada; (vi) a Non-Canadian Holder that has entered into or will enter into a "derivative forward agreement" or a "synthetic disposition arrangement", as those terms are defined in the Tax Act, with respect to the common shares of the Company; or (vii) a Non-Canadian Holder who acquired their common shares pursuant to the exercise of an employee stock option.

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Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares must be determined in Canadian dollars based on the rate of exchange quoted by the Bank of Canada at noon on the date such amount first arose or such other rate of exchange as may be acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of common shares should consult their own tax advisors having regard to their own particular circumstances.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% if the Non-Resident Holder is a company which owns at least 10% of the voting stock of the Company).

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, unless the common shares are "taxable Canadian property" to the Non-Canadian Holder for purposes of the Canadian Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute "taxable Canadian property" to a Non-Canadian Holder at a particular time unless at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) "Canadian resource properties" (as defined in the Canadian Tax Act), (iii) "timber resource properties" (as defined in the Canadian Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, common shares could be deemed to be "taxable Canadian property". Non-Canadian Holders whose common shares may constitute "taxable Canadian property" should consult their own tax advisors.

EXCHANGE CONTROLS

There are no government laws, decrees or regulations in Canada which restrict the export or import of capital or, subject to the following sentence, which affect the remittance of dividends or other payments by us to nonresident holders of our common shares, other than withholding tax requirements.

There are currently no limitations of general application imposed by Canadian federal or provincial laws on the rights of non-residents of Canada to hold or vote our common shares. There are also no such limitations imposed by the Company's Articles of Incorporation with respect to our common shares. There are, however, certain requirements on the acquisition of control of the Company by non-residents of Canada. The Investment Canada Act requires notification to and, in certain cases, advance review and approval by, the government of Canada, of the acquisition by a "non-Canadian" of "control" of a "Canadian business", all as defined in the Investment Canada

Act. Generally speaking, in order for an acquisition of control to be subject to advance review and approval, the enterprise value of the Canadian business being acquired must meet or exceed certain monetary thresholds. It is also possible for the government of Canada to initiate a review on the basis of national security regarding investments of any size.

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In the context of the acquisition of control of a publicly traded company, as a general matter enterprise value is based on market capitalization plus liabilities minus cash and cash equivalents. Important exceptions apply if the acquiror is a state-owned enterprise or if the acquiror is from a non-world trade organization member state or if the target Canadian business engages in a "cultural business" as defined in the Investment Canada Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 DESCRIPTION OF BUSINESS

History and Overview of the Company

We were incorporated on October 31, 2011 in the Province of Ontario, Canada and di d business as Behavioural Neurological Applications and Solutions. Effective November 4 , 2015, we changed our name to ehāve, Inc. We are a cognitive software development company with a primary focus on the development of software based assessment and remediation tools for children used in the professional assessment and treatment of cognitive disabilities.

In December 2011, we entered into collaboration with the Hospital to identify the clinical needs, design and processes required to create clinical grade toolsets. In addition to specific tools, we have developed a content delivery and patient data platform, RKIA, that enables content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

Our focus is on the child and adolescent mental health markets, with an initial focus on children with ADHD. These markets include the ADHD therapeutics market and the cognitive assessment markets .

The therapeutics market size is estimated at $11.5 billion , as of 2013 , as reported by GBI Research in a July 2014 industry report. The cognitive assessment and training market size is estimated at $2.4 billion in 2015 as reported byMarketsandmarkets Research, a global market research firm, in their August 2015 industry report.

In the therapeutics market, we have entered into a license agreement with Pear Therapeutics, a US based therapeutics company, developing novel combination therapies referred to as "e-formulations".

The cognitive assessment market is dominated by a small number of competitors, the prominent ones being Pearson Education Limited ("Pearson") and Multi Health Systems, Inc.

Based upon the Hospital's research which identified the cognitive functions of attention and inhibitory control as priority cognitive deficits found in children with ADHD as well as being common comorbidities in many other cognitive illnesses in children, we currently intend to include cognitive illnesses and occurrences such as anxiety, depression, OCD, mTBI and chemotherapy induced cognitive deficit in our future development efforts.

From inception, we have has been funded by a combination of capital and grant financing totaling approximately $1,100,000 comprised of $630,000 of grant financing and $470,000 of equity financing. While our strategy of synergies with therapeutics and clinical assessment partners significantly defrays our capital requirements, we hope to continue new product and partner development, enhance existing products, enable software as service revenue through RKIA and conduct independent clinical studies for further promotion as independent products and branding and conduct independent clinical studies for further promotion as independent products and branding.

Commercialization of our software products is intended to be achieved through both direct and indirect distribution to clinical and research users. Our cognitive assessment and remediation programs can be utilized as independent tools within a battery of broader methods in the provision of mental health care. We intend to make these tools available to our clinical users either through direct access as part of our RKIA mental health informatics platform, direct subscription, or through distribution partners of mental health assessment and remediation tools.

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On May 14, 2015, we effectuated a 100,000:1 forward stock split of our common shares.

Since January 2012, the Company's activities were principally related to research and development expenditures. The Company did not make any material capital expenditures or divestitures since January 2012.

Material Agreements

We entered into a collaboration agreement, dated December 8, 2011, with the Ontario Brain Institute ("OBI") and the Hospital pursuant to which we collaborated with the Hospital to develop the Company's intellectual property which is jointly owned by the Hospital and the Company. As of December 31, 2014, the Company fulfilled its requisite collaborations under the agreement. Under the agreement, the Hospital granted the Company an option for the exclusive worldwide, perpetual, royalty-bearing license to the Hospital's interest in such intellectual property at a royalty of 5% of net revenues, to be reduced to 2.5% after the Hospital has received CAD$1,000,000 in royalties for the related ADHD cognitive assessment and remediation products. On July 3, 2014, by notice of option exercise, the Company exercised its option to such exclusive license . Upon receiving CAD$1,000,000 in royalties, the Hospital agree to assign its rights in the intellectual property developed in collaboration with the Company to the Company but will retain a perpetual, non-exclusive license to use such intellectual property for non-commercial and clinical purposes. Pursuant to an amendment to the collaboration agreement, effective January 1, 2014, all intellectual property rights in the developed software belong to the Hospital .

Also on December 8, 2011, we entered into a Memorandum of Understanding with the Hospital to collaborate on the development of a protocol for the development of a software based treatment program for children with ADD/ADHD to be funded through the OBI and the Federal Economic Development Agency for Southern Ontario. The Company is currently negotiating a definitive agreement with the Hospital.

On June 1, 2012, we entered into a four-year consulting agreement with Dr. Russell Schachar to provide clinical advisory and product development services in connection with the development of our software based treatment for ADD/ADHD with the Hospital. As compensation for such services, we agreed to pay Dr. Schachar an annual consulting fee of $60,000 and five-year stock options to purchase an aggregate of 2,300,000 of our common shares at an exercise price of 50% of the market value on the date of exercise, of which 1,350,000 shares subject to the option vested on June 1, 2014, 675,000 shares vested on June 1, 2015 and 675,000 shares will vest on June 1, 2016. The options have a cashless exercise provision. If the Company terminates the agreement except for cause, a material breach or the Company's bankruptcy, Dr. Schachar is entitled to a lump sum severance payment of $60,000.

The agreement contains a confidentiality provision that survives termination of the agreement for one year and a non-competition agreement by Dr. Schachar during the term of the agreement and for 12 months thereafter.

On February 19, 2014, we entered into a consulting agreement with Sticky Brain Studios ("SBS") under which SBS will provide technology development and production services of interactive digital memory (the "Game") for use by us and our clients and for eventual commercialization. The Game, source code and related intellectual property will be owned exclusively by us. We will pay SBS up to $250,000 for its services in accordance with a payment schedule in the agreement based upon delivery of software product related milestones. Under the agreement, the Company will supply end users with Tier 1 support and SBS will supply Tier 2 support. SBS will be entitled to a maintenance and support fee of 5% of net sales of the Game. The Company may terminate the agreement at any time upon 10 days' notice.

On December 9, 2014, we entered into a software license agreement with Pear Therapeutics, Inc. ("Pear") pursuant to which we will provide Pear with a world-wide, non-transferable perpetual license to the Company's products for Pear to create, commercialize, distribute and sublicense a combination product using our Megateam software applications for treating mental health conditions including ADHD. The license will be exclusive with respect to a combination product subject to Pear obtaining rights to sell with an acceptable drug and non-exclusive with respect to any other rights. Pear will pay us a royalty of 2.5% of any net revenues from the license of our products, to be paid quarterly. We may terminate the agreement if Pear has not paid us $4,000,000 in annual royalties for each of 2022, 2023 and 2024 and Pear has not obtained regulatory approvals to commercialize combination products and integrated products (our software imbedded within the source code of Pear branded products) within eight years. Either party may terminate the agreement for a material breach by the other after notice and a 30-day cure period. Pear may terminate the agreement upon a change of control of the Company, the Company becoming insolvent or upon 60 days' prior written notice.

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The Company received an aggregate of CDN$225,000 in a funding grant under a cooperation and project funding agreement entered into on June 7, 2012 with the Canada-Israel Industrial Research and Development Foundation ("CIIRDF"). The purpose of the grant was to fund the Company's development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder. Under the terms of the grant, CIIRDF would fund up to CDN$300,000. The development grant of $225,000 is repayable to CIIRDF based upon 2.5% of annual gross sales derived from the sale, leasing or commercialization of the products developed up to a maximum of the amount grant. . To date, no collaboration was performed nor was any intellectual property developed under the agreement.

Products

We are creating a mental health data platform that integrates with our proprietary and third-party assessment and therapeutic digital applications. . Our product focus is based on three tiers of activities: (1) Creation of clinically validated digital assessment and rehabilitation software that is engaging for the patient (2) Adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling (3) Creation of an advanced mental health informatics and digital application delivery platform.

MegaTeam Digital Assessment and Rehabilitation Applications

Our assessment and rehabilitation products are built on established methodologies for the measurement of cognitive abilities in populations with ADHD. Methodologies commonly used today involve repetitive performance of tasks using digital interface. These tasks are repeatedly administered to the patient in order to obtain accurate measures. Many of the assessments used today had been developed using programming methodologies whereby the task is simply exhibited on screen and the patient is instructed to respond to stimuli. Our research has found that patients, in particular those with symptoms of ADHD, have difficulty completing the necessary regiment of tasks due to lack of engagement. Additionally, these tasks are often administered in a clinical setting, often resulting in extended time in clinical settings for the patient and their accompanying parent or guardian. Our products have been developed to address these primary concerns as well as to enable a breadth of cognitive tasks to be assessed and an individualized cognitive rehabilitation program to be administered remotely.

The MegaTeam applications involve the imbedding of cognitive assessment and rehabilitation tasks within an engaging video game environment. MegaTeam was designed and programmed with the intention of providing comparable engagement to video game play. In the design, narrative and programming of our MegaTeam game we utilize experts in children's digital content and programming. A significant part of the MegaTeam development involved assessing user engagement and consultation on characters, narrative and graphic design.

MegaTeam applications have been designed for deployment on multiple digital interfaces including PC, Mac, Android and iOS systems. Our applications may be used in a clinic or a patient's home or remotely, provided there is an adequate data connection.

Developed MegaTeam products include: (1) Stop Signal Reaction Time Assessment (2) N Back Assessment (3) Inhibitory Control Rehabilitation (4) and Working Memory Rehabilitation. We are planning the development of a broader suite of cognitive tasks and rehabilitation mechanisms in order to increase the addressable mental health indications.

Third-party Contract Services

We believe that we have the expertise of understanding the complexities of mental health measurement and rehabilitation methodologies along with game design and programming. Researchers and developers of digital applications for mental health may recognize the advantage of engaged users, but lack the expertise in game based translation. We intend to market ourselves to researchers and developers to enhance their digital applications as a fee based service. We are working closely with mental health research networks to avail our existing MegaTeam tools as well as our programming expertise to enhance and commercialize new products and services.

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Right Data

Our goal is rooted not in "big data", but in "right data". While healthcare datasets may quickly become large and complex, we believe that there is a tendency to try to collect anything and everything, and hope that the analytics will derive conclusions. We believe that multiple data sets may provide inconsistencies in the type and quality of data being collected, effectively rendering the combined data incompatible and unusable.

Our strategy is to be more prescriptive on what is being collected. We believe in defining a patient- centered ontology for leading behavioral science diseases and conditions that is based on a minimum critical clinical data set. In other words, rather than collecting anything, we collect specific data elements that are critical on a per disease/condition basis.

The data categories can be broadly defined as: demographics, clinical tests, diagnosis, treatment, clinician reported outcomes and patient reported outcomes. We work with clinicians and researchers in each of our target diseases/conditions to define the specific data elements in each of these categories.

With the definition of the data sets as the basis, we have created a platform that integrates our own, as well as third party, digital applications for clinicians, patients and researchers. We believe that each of these applications is carefully selected to deliver high impact experiences, and when integrated to our platform, are mapped to our data sets.

Quality Data

While we believe that right data gives the platform focus and ensures that it does not become unwieldly, the quality of the data is imperative. Like other complex data environments, healthcare data integrity may suffer from a common Garbage-in Garbage-out ("GIGO"). The applications that are integrated are specifically curated so that they prevent GIGO and allow clinicians, patients and researchers to interact with high quality data which we may rely.

We believe that for behavioral sciences, one of the key challenges with right data and its quality is that the data structures are not necessarily structured/synoptic. There are many surveys, or textual documentation that we believe do not lend themselves well to a data environment - thus ensuring high quality data can become difficult. By working with clinicians and researchers, we are able to define what the right data elements are, and by doing so, we believe, have a chance of making it high quality.

Outcome Data

We have learned from other health care institutions that outcome data based on high quality clinical, diagnosis and treatment data can be relied upon to inform treatment. We believe that outcome data in healthcare, and in particular behavioral sciences, has been missing, unstructured or incomplete. The lack of reliable outcome data limits the value of large data sets. We believe that our platform solves this problem by providing the platform and applications that allow for consistent outcome capture by clinicians.

The applications that we integrate capture outcomes from a patient's perspective. These patient reported outcomes can be automated via sensors or manual via applications and are part of the data set definition.

With use as our data sets grow in magnitude; we hope that our platform will be the definitive source of high quality clinical and outcome data for behavioral sciences that will be used by clinicians, researchers, health care systems and industry partners to improve outcomes. We hope to accomplish this by the creation and integration of carefully chosen applications.

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Applications

Our data platform provides the facilities for applications that clinicians, researchers and patients use to receive and contribute data. The applications can be as simple as forms that are filled out or surveys that are responded to, or as complex as digital therapeutics. These are curated on a per disease/condition basis. The applications used for ADHD for boys aged 7 to 10 will differ than the applications used for OCD for girls aged 16+.

The central application on the platform is a Patient Management Application ("PMA") which allows clinicians to manage patients, view data within the data sets and assign applications to patients or their parents. They assign applications from an App Store concept, where they see the best clinical data, diagnosis, therapeutic and outcome applications available and can choose the one that is most appropriate for their patient. The applications are ranked in terms of value (our rating), rating (from other users) and use, and can have a fee associated with it.

Market

Attention Deficit and Hyperactivity Disorder ("ADHD")

Our primary market focus has been the child and adolescent ADHD market, due to its prevalence, market size and market gap in non-pharmacological interventions.

Attention Deficit Hyperactivity Disorder ("ADHD") is a childhood onset clinical disorder of inattention, hyperactivity, and impulsivity (DSM-IV-TR). Behavioral hyperactivity in children with ADHD generally decreases with age, however, attentional and inhibitory problems frequently continue into adulthood. ADHD is pervasive, impairing, and cognitively based which may coexist with other childhood onset disorders ) such as Oppositional Defiant Disorder , learning disabilities , anxiety disorders , and Conduct Disorder Children with Autism Spectrum Disorder may also display symptoms consistent with those of ADHD. Children with ADHD are at risk of developing antisocial behavior; may be susceptible to substance experimentation and may display lower reading and math achievement scores. The cost of providing educational resources and social care to children with ADHD may be substantial Distracted and impulsive behavior may place a high demand on health care, judicial, and special education services. For these reasons, clinicians, researchers, as well as the affected families search for treatments that may intervene and alter the developmental trajectory of ADHD.

The current treatments available for children with ADHD can be classified as pharmacological or behavioral/cognitive. The pharmacological agents most often used in the treatment of ADHD are stimulant medications. Although stimulant medications help remediate some of the symptoms associated with ADHD, we believe based upon review of research studies the benefits are limited and do not persist after discontinuation of medication.. The non-pharmacological interventions can be separated into parent training, behavioral interventions and cognitive behavioral interventions. These interventions target specific skills and gains in performance may not generalize to other skills or abilities. Similarly to stimulant medications, the benefits may last only as long as the intervention is active. These interventions include such programs as token contingency reward systems, communication training to help resolve conflicts between parents and adolescents, and cognitive restructuring (i.e. recognizing unhelpful thought processes and modifying them). There are also behavioral interventions that focus on the classroom environment; for example, seating the child close to the teacher so that the teacher can provide prompts and reminders. This type of intervention does not treat the child's deficit(s) but aims to reduce the effects of those deficits on learning.

In general, behavioral interventions target parents or the classroom environment rather than the patients and in many cases they do not remediate academic difficulties and the benefits are limited and transient. Furthermore, although, many theories define ADHD as a disorder of executive functions (our cognitive management system), we believe this field is currently lacking an evidence-based intervention which directly tackles the cognitive deficits in ADHD. For these reasons, we believe that cognitive training will be welcomed as an alternative intervention. Cognitive training can directly target the cognitive deficits in ADHD, has the potential to be more accessible (train at home), we believe appears to produce performance gains that generalize and that benefits have been shown to persist following the completion of the training and reinforce academic achievement.

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Psychological Assessment and Digital Tools

We believe that the overall youth mental health market continues to increase at a rapid rate – with special education requirements in particular growing exponentially year over year in North America. In many jurisdictions, special education is delivered based on a psycho-educational assessment that forms the basis of an Individualized Education Plan for the student.

The cognitive assessment and training market can be segmented by type of products: pen and paper-based assessment, hosted assessment and training tools, and innovative medical instruments and biometrics.

We believe that solution providers that currently provide paper based and digital assessments such as Pearson Assessments Canada Inc. ("Pearson"), and Multi Health Systems Inc. ("MHS") and other competitors are expected to continue to leverage opportunities across multiple regions by providing innovative cognitive assessment and training solutions. We believe that end customers, medical practitioners, and educational professionals will remain the major market for cognitive assessment and training solutions. The dominant players in the child and adolescent mental health remain Pearson and MHS, while others serve the mature and geriatric adult populations and research tools markets. Lumosity and similar companies are not clinical tools and relate generally to "brain fitness" for self-assessed and non-prescribed users.

The cognitive assessment and training market is estimated to grow from $1.7 billion in 2013 to $5.7 billion in 2018, at a compound annual growth rate of 27.3% from 2013 to 2018 according to Marketsandmarkets Research, a global market research firm. Mental health professionals are currently the largest contributor for cognitive assessment and training solutions. In terms of regions, we believe that North America is expected to be the biggest market in terms of revenue contribution, while the Asia Pacific region is expected to experience increased market traction, in due course.

Product Differentiation

We strive to provide the best tools and resources for today's populations. Many of the incumbent products have been developed and validated in their academic form which we believe lack a feel for today's clients and practitioners. As with other areas of therapeutic care, there is a drive for real time, data rich tools that enable individual treatment and ongoing monitoring. A significant portion of the existing market for cognitive assessment and therapy relies upon paper based tools and checklists that have little or no connected monitoring capacity or real time progress reporting. As such, we have developed products with the following key values: (1) user engagement (2) data rich (3) clinically validated (4) multi-screen and mobile deployment.

Our assessment products are derived from designs and methods clinically studied at the Hospital. Our plans include the study of our derived products and cognitive rehabilitation software through clinical studies led by the Hospital. These studies include multiple phases from pilot studies through affected population studies and allow the measurement, using various criteria and techniques, of the effect of our cognitive rehabilitation program on target populations.

Our review of incumbent tools and consultations with clinical psychologists has shown significant user malaise relating to compliance. In contrast, feedback from users and clinical psychologists of our MegaTeam product identified strong user engagement and thereby we believe, stronger capacity for training compliance. Our tools have been developed on Unity, a , a common game development platform that can be used on most fixed and mobile devices, enabling the expansion of narrative and the adaptation of new character and game environments to maintain long-term engagement of product differentiation. The underlying cognitive tools and data remain unchanged as the "skin" is adapted for future versions and client profiles.

Competition

We anticipate that the principal markets in which our products will compete will initially include North America. Thereafter, we hope to expand to Asia. Currently, there are no regulatory requirements on the use of products in clinical or research areas in these markets.

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Intellectual Property

Our success depends in part on our ability to protect our technology and intellectual property. To accomplish this, we rely on a combination of trade secrets, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights.

Our success will likely depend upon our ability to preserve our proprietary software and operate without infringing the proprietary rights of other parties. However, we may also rely on certain proprietary technologies and know-how that are not patentable.

We strive to protect such proprietary information, in part, by the use of confidentiality agreements with our consultants and collaborators.

We do not own or license any patents. However, we have an exclusive software license under our Collaboration Agreement with the Hospital.

Properties

The Company rents approximately office space under a six - month lease that commenced on November 1, 2015 for a monthly rent of approximately $3,000. After the initial lease term the lease is renewable on a month-to-month basis. We believe that currently this space is adequate. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

From time to time, we may become involved in legal or regulatory proceedings arising in the ordinary course of our business. We are not currently a party to any material litigation or regulatory proceeding and we are not aware of any pending or threatened litigation or regulatory proceeding against us that could have a material adverse effect on our business, operating results, financial condition or cash flows.

Plan of Operations

Our plan of operations over the next twelve months involves establishing clinical efficacy of ADHD remediation programs, expanding assessment and remediation content through in-licensing and development and continuing to build our mental health informatics platform.

The Company intends to commercialize its products commencing with the proliferation among mental health researchers in which the Company is already engaged. It is expected that this will commence subsequent to clinical trials being undertaken over the next 4-8 months, thereby activating this commercial activity by June 2016. Through reference of the Company products in published research, the Company hopes to expand its user population to the broader research community. If and when further publications reference the Company's products, the Company hopes to sell the product to new will expand the product use to new hospitals and clinical networks . Th e Company hopes to replicate this process and expand its developed products.

In addition to developed products, such as the MegaTeam software, the Company is seeking to license new ready for sale software tools for cognitive assessment which will be available for distribution among the Company's research network subsequent to integration and branding of the products during the second quarter of 2016, thereby making these products available for commercial sale during the second half of 2016.

The commercialization of the Company's products are depend e nt on the ability to achieve meaningful clinical results and positive feedback from researchers within their respective clinical trials. In the event that the products require adjustment or further development, commercialization of the products may be delayed in order to conduct such activities and re-perform necessary clinical trials.

A portion of the proceeds from this offering, if any, will be utilized to expand the existing team of computer programmers and mental health experts. We are currently involved in multiple clinical trial networks through the network of trials and clinics associated with the Hospital. We hope to conduct pilot studies and clinical studies to validate the efficacy and accuracy of our products. Our license with Pear includes the co-payment of clinical validation work related to the combination of our product with medicinal therapies.

Our plan of operations involves continued expansion of our menu of content as well as the population of data within our mental health informatics platform. We hope to raise additional funds by the sale of our equity or debt securities to expand our clinical and software team or to acquire entities that provide content, technology and market share related to our strategy.

We anticipate that research and development for the next 6 months will include conducting pilot and clinical studies on cognitive assessment and rehabilitation tools and amending the software for improvements derived therefrom and populating our mental health informatics platform with related clinical content and process related to extracting, organizing and analyzing data therefrom.

We currently anticipate hiring five employees to replace contract service providers for software development and clinical research in the next 6 months, subject to sufficient resources.

We have not generated any revenues to date other than approximately $30,000 of service revenue in 2013 which consisted of consulting fees to assist in establishing the criteria for procurement of evidence based methodologies utilized in the assessment and delivery of special education.

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We have developed and hope to commercialize cognitive software based assessment and remediation tools for children used in the professional assessment and treatment of cognitive disabilities. In December 2011, we into collaborated with the Hospital to identify the clinical needs, design and processes required to create clinical grade toolsets. We have also developed a content delivery and patient data platform, RKIA, that enables both our own and third party content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

Our focus is on the child and adolescent mental health markets, with an initial focus on children with ADHD. In the therapeutics market, we have entered into a license agreement with Pear for the development of combination therapies referred to as "e-formulations". We are in discussions with Pearson to collaborate on the combination of its products and joint distribution.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis of our financial condition and results of operations is based upon and should be read together with our financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results, performance and achievements could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed elsewhere in this prospectus, particularly under "Risk Factors." See "Cautionary Note Regarding Forward-Looking Statements." Our financial statements have been prepared in accordance with U.S. GAAP.

Overview

We are a cognitive software development company with a primary focus on the development of software based assessment and remediation tools for children used in the professional assessment and treatment of cognitive disabilities. We have entered into a collaboration with Toronto's Hospital for Sick Children to identify the clinical needs, design and processes required to create clinical grade toolsets. In addition to specific tools, we have developed a content delivery and patient data platform, known as RKIA that enables both our own and third party content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Results of Operations

Operating Results

Years Ended December 31, 2014 and December 31, 2013

Revenues

The Company had no revenues during the year ended December 31, 2014 and revenues of $28,206 in the year ended December 31, 2013 which were generated from consulting services to educational institutions.

Operating Expenses

Total operating expenses for the year ended December 31, 2014 were $452,828, which consisted of salaries of $175,109, rent of $17,525, professional fees of $62,655, insurance expenses of $4,750, travel expenses of $4,379, software development of $173,191 and general and administrative expenses of $15,219. Total operating expenses for the year ended December 31, 2013 were $315,317, which consisted of salaries of $166,055, rent of $13,392, professional fees of $98,865, insurance expenses of $2,936, travel expenses of $1,952 and general and administrative expenses of $32,117.

Net Loss

Net loss for the year ended December 31, 2014 was $380,088 as compared to a net loss of $221,631 in 2013.

Six Months Ended June 30, 2015 and June 30, 2014

Revenues

The Company had no revenues for the six months ended June 30, 2015 and 2014.

Operating Expenses

Total operating expenses for the six months ended June 30, 2015 were $133,522, which consisted of salaries of $87,035, rent of $7,108, professional fees of $34,051, insurance expenses of $2,078, travel expenses of $567 and general and administrative expenses of $2,683. Total operating expenses for the year ended December 31, 2013 were $226,119, which consisted of salaries of $10,021, rent of $27,347, professional fees of $2,188, insurance expenses of $2,188, travel expenses of $4,034, software development of $79,762 and general and administrative expenses of $5,241.

Net Loss

Net loss for the six months ended June 30, 2015 was $133,842 as compared to a net loss of $166,359 for the six months ended June 30, 2014.

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Liquidity and Capital Resources

In 2013 and 2014 we entered into convertible loan agreements with investors, including our President and Chief Executive Officer, and affiliates of his, and a former director, pursuant to which such investors loaned us an aggregate of CDN$490,000. All of the loans were converted into an aggregate of 13,176,094 common shares on December 15, 2014.

We received approximately CDN$491,000 in grants in connection with our collaboration with the Hospital and CDN$250,000 from CIIRDF. In addition, we received aggregate gross proceeds of CDN$490,000 pursuant to our convertible loan and an aggregate of CDN$75,000 from the sale of equity securities in December 2014 and March 2015.

On July 7, 2015, we closed a private placement offering with seven investors for the sale of $325,000 principal amount of Notes and Warrants to purchase an aggregate of 7,946,210 common shares. Such proceeds are sufficient to enable us to continue our operations for the next 12 months based on current plans. If additional cash from the offering is not raised, the Company will need to reduce its cash burn to last 12 months by focusing its efforts on existing products only, leveraging research funding to conduct initial clinical studies on efficacy and postponing the development of the mental health informatics platform and integration and development of new techniques for assessment and rehabilitation.

We had cash of $1,748 as of June 30, 2015. We had no commitments for capital expenditures as of December 31, 2014 and June 30, 2015. For the six months ended June 30, 2015 our total operating expenses were $133,522.

At June 30, 2015 we had a working capital deficit of $44,738. Current cash on hand is sufficient for our present operations for the next six months.

We anticipate that in the future we will require additional funding to acquire research and facilities and for operating costs and we anticipate that such funding will be in the form of equity or debt financing. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our equity or debt to fund the development of our business and to commercialize our products or that any such financing would be on terms favorable to us. Any future financing may involve substantial dilution to existing investors. We do not have any arrangements in place for any future financings, except for the sale of up to an additional $395,000 of common shares as provided in the SPA with the purchasers listed therein.

Research and Development

In December, 2011, we entered into a collaboration agreement with the OBI and the Hospital. Our collaboration involved research, design, programming and testing a software based cognitive assessment and remediation program. Under the terms of the agreement, primary research and testing processes were undertaken by Hospital, while we were primarily responsible for designing the game play environment, programming and data tools. In March 2014, we completed the development milestones associated with the collaboration. Since March 2014, we have continued to expand the capacity, methods and testing associated with our software. Additionally, in March 2013, we commenced development of RKIA, our mental health informatics platform. This platform will be utilized to host and distribute tools and content developed by us as well as third-party content used in the treatment of mental illnesses.

Ongoing research and development is critical to our success. We seek to engage with reputable research and clinical institutions to access and assist tools and methods developed. We hope to finance our research and development with government and research grants and internal funds.

Since 2012, we have spent the following amounts on research and development activities: 2012: $97,086 2013: $272,845.18 2014: $415,248.50.

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Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations for long-term debt obligations, capital (finance) lease obligations, operating obligations, purchase obligations or other long-term obligation on the balance sheet.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern. It contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business. We have incurred net losses of $744,472 for the period from October 31, 2011 (inception) to December 31, 2014 and have an accumulated deficit of $744,472 and had a stockholders' deficit of $626,401 at December 31, 2014. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern without a significant infusion of capital. At December 31, 2014, the Company had insufficient operating revenues and cash flow to meet its financial obligations.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Currency Exchange Risk

Our exposure to foreign exchange risk is primarily related to fluctuations between the Canadian dollar and the United States dollar. We are exposed to foreign exchange fluctuations on the revaluation of foreign currency assets and liabilities. We maintain working capital in both US and Canadian dollars sufficient for expenditures in their related currencies.

Interest Rate Sensitivity

We had cash totaling $5,959 as of June 30, 2015. The cash is held for working capital purposes. Our investments are made for capital preservation purposes. We do not enter into investments for trading or speculative purposes.

We are not subject to interest rate sensitivity. We do not have holdings subject to interest rates. All cash is held in cash accounts with minimal interest.

Recently Issued Accounting Pronouncements Applicable to the U.S.

In August, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), which now requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued. If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, additional disclosures are required. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. These requirements were previously included within auditing standards and federal securities law, but are now included within U.S. GAAP. We have evaluated our disclosures regarding our ability to continue as a going concern and concluded that we are in compliance with the disclosure requirements.

In June, 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity ("DSE") from current accounting guidance. We have elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

We have evaluated the other recent accounting pronouncements through ASU 2015-02 and believe that none of them will have a material effect on our consolidated financial statements.

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DIRECTORS, SENIOR MANAGEMENT, AND EMPLOYEES

Directors and Senior Management

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position(s)
Scott L. Woodrow	43	President and Chief Executive Officer and Director
David Stefansky	43	Director
Jesse Kaplan	33	Director

The business address of our officers and directors is c/o ehāve , Inc., 250 University Avenue, Suite 200, Toronto, ON M5H 3E5.

Our directors are elected for a term of one year and serve until such director's successor is duly elected and qualified. Our executive officer serves at the pleasure of the Board. None of our directors have any family relationships with any of our other directors or executive officer.

We are not aware of any arrangement or understandings with major shareholders, customers, suppliers or others pursuant to which our officer or directors were selected as a director or officer.

Background Information

Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Scott L. Woodrow founded and has been our President and Chief Executive Officer and a director since October 2011. Mr . Woodrow was Managing Partner of Lions Peak International Innovation Fund, LP, a Canadian investment fund investing in Israeli hi-tech companies from 2007 to 2013. In 2007, Mr. Woodrow formed Lions Peak Capital Corporation, as General Partner of the Lions Peak Innovation Fund, LP. 2110345 Ontario Inc. is a shareholder of Lions Peak Capital Corporation. 2110345 Ontario Inc. is an investment holding company. Mr. Woodrow has also provided consulting services to healthcare research facilities and companies since 2013. From 2007 through 2013, Mr. Woodrow was a director of P-Cure Ltd., a medical device company developing patient positioning and planning systems for radiation therapy for cancer. From 1998-2005, Mr. Woodrow was employed by Ernst & Young, LLP in Toronto, Canada. His primary client base includ ed venture capital firms and their venture backed portfolio companies. Mr. Woodrow served clients primarily in Canada and in Israel and was a designated individual for clients originating in Israel. After leaving Ernst & Young, LLP in 2005, Mr. Woodrow continued advisory services to venture firms and venture backed companies through NView Management Inc.

David Stefansky has been a director since July 7, 2015. Mr. Stefansky is a founder, principal and managing partner of Betzalel Capital Partners, LLC ("Betzalel") a merchant bank that provides capital formation and strategic advisory services to mid-market private and small to mid-cap public companies in the healthcare, life sciences, and technology sectors since 2013. Prior to forming Bezalel, Mr. Stefansky was a founder and principal of Harborview Capital Advisors, LLC, a New York-based private equity firm ("Haborview") from 2004 to 2013. Prior to Harborview, Mr. Stefansky worked as an investment banker at Vfinance Investments Inc. where he was responsible for the execution of public offerings and private placements as well as mergers and acquisitions.

Jesse Kaplan has been a director since July 7, 2015. Mr. Kaplan has been president of Rocfrim Inc., a private investment company since 2010. Mr. Kaplan, CFA, has been a member of First Republic Capital, a Toronto based investment bank focused on raising capital for small cap public companies, since 2014. Mr. Kaplan was previously a partner at Plaza Ventures, a Toronto based venture capital firm company, from 2010-2013. His career has focused on advising and investing in early stage growth companies. This has included extensive work helping companies through the process of going public in both Canada and the United States. Jesse was previously a senior analyst at Harborview Advisors LLC, a New York based investment firm, from 2007 to 2009 and Palladium Capital Advisors, LLC, a NASD member investment bank, from 2005 to 2006. Mr. Kaplan has served on the boards of various public and private companies in Canada. Mr. Kaplan holds a Bachelor of Commerce degree from the University of Toronto.

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Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation.

For the Company's fiscal year ended December 31, 2014, we paid Mr. Woodrow salary in the amount of $175,109and reimbursed him for automobile expenses of $4,208.

The Company does not have any pension, retirement or similar benefit plans or any long-term compensation or stock option plans.

The Company does not have service contracts with its directors providing for benefits upon termination of employment.

We do not maintain key-man life insurance for any of our executive officers or directors.

Compensation of Directors

No director received any type of compensation from our company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors.

Auditors

Turner, Stone & Company ("Turner"), with an address of 12700 Park Central Drive, Suite 1400, Dallas, Texas 75251 audited the Company's financial statements for the years ended December 31, 2013 and December 31, 2014. Turner is a member of the American Institute of Certified Public Accountants and is registered with the Public Company Accounting Oversight Board ("PCAOB") in the United States.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

Since our directors work for other companies, there exists the possibility of conflicts of interest between us, our directors and such other companies. For example, a director may locate a corporate opportunity and present it to another company before presenting it to us. Our directors have been made aware that under certain situations the business opportunity must first be offered to us, depending on the circumstances in which he became aware of the opportunity, the significance of the opportunity to us and whether we should reasonably expect him to make the opportunity available to us. If the situation results in our directors being interested in the matter, the interest will be disclosed to the other board members who shall approve or disapprove of the action. Furthermore, our directors will keep in confidence all confidential information about us. The Company is not aware of any current or potential conflicts of interest with any of our executives or directors.

Employees

As of December 31, 2014, and currently, we have one employee who is also our sole officer. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months, unless and until we become a public reporting company and the development of our business demands it.

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Employment Agreements

We have no employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 11, 2015, the number of common shares beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common shares; (ii) each of our executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common shares by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security or has the right to receive the economic benefit of ownership of such security . The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o ehāve, Inc., 250 University Avenue, Suite 200, Toronto, ON M5H 3E5.

The percentages below are calculated based on 28,072,366 common shares issued and outstanding on November 11, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage

5% or Greater Shareholders 2110345 Ontario Inc.(1)	9,153,269		32.60%

NView Management Inc.(2)	5,363,760		19.10%

Romema Holdings Inc.(3)	5,000,000		17.81%

Directors and executive officers

Scott Woodrow	19,777,241	(4)	63.24%

David Stefansky	3,178,484	(5)	10.17%

Jesse Kaplan	697,248	(6)	2.48%
All officers and directors as a group (3 persons)	23,652,973	(4)(5)(6)	68.66%

____________

(1)	Scott Woodrow, President of 2110345 Ontario Inc. ("2110345 Ontario"), has sole voting and dispositive power over shares held by 21 10345 Ontario.
(2)	Scott Woodrow, President of NView Management Inc. ("NView"), has sole voting and dispositive power over shares held by NView. NView owns 100% of the voting shares of 2110345 Ontario.
(3)	Leopold Grunwald, director of Romema Holdings Inc.("Romema") has sole voting and dispositive power over shares held by Romema
(4)

Includes (i) a currently exercisable option to purchase 3,200,000 common shares at an exercise price of $0.0001 per share, and (ii) shares held by 2110345 Ontario and NView over which Mr. Woodrow has sole voting and dispositive power.

(5)	Represents (i) 1,589,242 shares issuable upon the conversion of a Note and (ii) 1,589,242 shares issuable upon the exercise of a Warrant.
(6)	Represents shares held by Rocpart Inc. ("Rocpart") over which Mr. Kaplan, as President of Rocpart has sole voting and dispositive power.

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Our major shareholders do not have voting rights that differ from the other holders of our voting common shares.

As of November 11, 2015, none of our outstanding common shares were held by shareholders of record in the United States. We are not aware of any arrangement that may at a subsequent date, result in a change of control of our company. Each selling shareholder named above acquired its shares in offerings that were exempted from registration under the Securities Act because such offerings involved either private placements or offshore sales to non-U.S. persons.

There was no significant change in percentage ownership during the last three years. The issuance of 13,176,093 common shares in 2013 and 2014 under the Convertible Loan Agreement was to Scott Woodrow and his affiliates and did not result in a significant change in majority ownership of the Company's common shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Other than the transactions described below, since January 1, 2012, there were no related party transactions.

We paid NView management fees of $67,086 and $24,899 in 2012 and 2013, respectively, for services provided to us. Mr. Woodrow, our President, Chief Executive Officer and a director, is the President and holds all of the voting shares of NView.

On December 31, 2013, we issued a ten-year immediately exercisable option to purchase 32 common shares at an exercise price of $1.00 (3,200,000 shares at an exercise price of $0.0001 per share on a post spit basis) to Scott Woodrow.

On each of January 20, 2014 and March 25, 2014, we entered into a convertible loan agreement with NView pursuant to which NView agreed to loan us $20,000 and $50,000, respectively The loan accrued interest at 18% and was converted into an aggregate of 1,863,760 common shares on December 15, 2014. Mr. Woodrow, our President, Chief Executive Officer and a director, is the President and holds all of the voting shares of NView.

On March 3, 2014, we entered into a convertible loan agreement with 2110345 Ontario pursuant to which 2110345 Ontario agreed to loan us $140,000. The loan accrued interest at 18% and was converted into an aggregate of 4,153,269 common shares on December 15, 2014. Mr. Woodrow, our President, Chief Executive Officer and a director, is the President of 2110345 Ontario which is 100% owned by NView.

On October 31, 2014, we entered into a convertible loan agreement with Scott Woodrow, our President, Chief Executive Officer and a director, pursuant to which Mr. Woodrow agreed to loan us $90,000. The loan accrued interest at 18% and was converted into an aggregate of 2,060,212 common shares on December 15, 2014.

On each of March 3, 2014 and March 11, 2014, we entered into a convertible loan agreement with Leopold Grunwald, a former director of our company, pursuant to which Mr. Grunwald agreed to loan us an aggregate of $20,000. The loan accrued interest at 18% and was converted into an aggregate of 532,413 common shares on December 15, 2014.

On March 3, 2014, we entered into a convertible loan agreement with Rocpart, pursuant to which Rocpart agreed to loan us $25,000. The loan accrued interest at 18% and was converted into 697,248 common shares on December 15, 2014. Jesse Kaplan, a director of our company, is President and a director of Rocpart and has sole voting and dispositive power over shares held by Rocpart.

Jesse Kaplan, a director of the Company is a party to and acted as collateral agent under the General Security Agreement, dated July 7, 2015, between Jesse Kaplan, as Collateral Agent and the Company.

49

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling shareholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC filing fee	$270.16
Legal fees and expenses	$30,000	*
Accounting fees and expenses	$30,000	*
Total	$60,165.58

 _____________
*Estimated

ADDITIONAL INFORMATION

Foreign Private Issuer

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the common shares being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ehāve, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 , as amended, which requires us to file reportsand other information applicable to foreign private issuers with the Securities and Exchange Commission. Such reports and other information may be inspected at public reference facilities of the SEC at 100 F Street NE, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We furnish our stockholders with annual reports containing audited financial statements. You may request, at no cost, a copy of any documents incorporated by reference herein, excluding all exhibits, unless we have specifically incorporated by reference an exhibit, by writing us at: ehāve, Inc., 250 University Avenue , Suite 200, Toronto, ON M5H 3E5, or telephoning (647) 490- 5122.

50

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Canada, our executive officer and two of our directors are nonresidents of the United States, and a substantial portion of our assets and of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against the Company and certain other persons, see "Risk Factors—Because we are organized under the Canada Business Corporations Act, enforceability of civil liabilities against us or our officer or directors may be difficult or impossible from outside the jurisdiction of Canada."

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by the CBCA, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.

Under the OBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. However, indemnification is prohibited under the OBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our By-laws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our By-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Dentons Canada LLP has opined on the validity of the shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2014 and December 31, 2013 have been audited by Turner, Stone & Company, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

51

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our By-laws provide that to the fullest extent permitted by the OBCA, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or has acted at the Company's request as a director or officer of a body corporate of which we are a shareholder or creditor.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, the Company sold the following securities which were not registered under the Securities Act of 1933, as amended.

In 2013 and 2014 we entered into convertible loan agreements with eleven investors, pursuant to which such investors loaned us an aggregate of $490,000. All of the loans accrued interest at 18% and were converted into an aggregate of 13,176,093 common shares on May 15, 2015 with an aggregate conversion value of CDN$561,109.

On May 15, 2015, we sold an aggregate of 930,848 shares for gross proceeds of CDN$50,000 in a private offering to accredited investors.

Since t he above transactions involved non-U.S. persons not citizens or residents of the United States , we believe that such transactions are exempt from the registration requirements of the Securities Act of 1933 pur suant to Section 4(2) of such Act and Reg ulation S thereunder.

On July 7, 2015, we entered into the Purchase Agreement with the selling shareholders pursuant to which we agreed to sell a minimum of $320,000 and a maximum of $770,000 of Notes and Warrants pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. An aggregate of $325,000 of Notes and Warrants was sold, representing an aggregate of 7,946,210 common shares issuable upon the conversion of the Notes and an aggregate of 7,946,210 issuable upon the exercise of the Warrants. The purchasers of the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the share certificates .

None of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering . . All recipients had adequate access, through their relationships with us, to information about us.

52

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Articles of Amendment to the Articles of Incorporation dated November 30, 2011
3.3	Articles of Amendment to the Articles of Incorporation dated May 13, 2015
3.4	Articles of Amendment to the Articles of Incorporation dated June 26, 2015
3.5	Bylaws (1)
3.6	Articles of Amendment to the Articles of Incorporation dated November 4 , 2015
5.1**	Opinion of Dentons Canada LLP
10.1	Form of Convertible Loan Agreement (1)
10.2	Securities Purchase Agreement, dated July 7, 2015, between the Company and the purchasers identified therein (1)
10.3	Form of Secured Convertible Note, dated July 7, 2015 (1)
10.4	Form of Common Stock Purchase Warrant, dated July 7, 2015 (1)
10.5	Registration Rights Agreement, dated July 7, 2015, between the Company and the purchasers identified therein (1)
10.6	General Security Agreement, dated July 7, 2015, between Jesse Kaplan, as Collateral Agent and the Company (1)
10.7	Escrow Agreement, dated July 7, 2015, between the Company, the purchasers identified therein and Grushko & Mittman, P.C.
10.8	Form of Lock Up Agreement (1)
10.9	License Agreement, dated April 24, 2015, between the Company and The Governing Counsel of the University of Toronto
10.10	Consulting Agreement, dated February 19, 2014, between the Company and Sticky Brain Studios (1)
10.11	Consulting Agreement, dated June 1, 2012, between the Company and Russell Schachar
10.12	Cooperation and Project Funding Agreement, dated June 7, 2012, between the Company and Canada-Israel Industrial Research and Development Foundation
10.13	Memoradum of Understanding, dated December 8, 2011, between the Company and Hospital for Sick Children, as amended
10.14	Collaboration Agreement, dated December 8, 2011 , between the Company, the Ontario Brain Institute, and the Hospital for Sick Children
10.15	Stock Option Agreement, dated December 31, 2013, between the Company and Scott Woodrow (1)
10.16	Stock Option Agreement, dated June 1, 2013, between the Company and Neil Closner (1)
10.17	Stock Option Agreement, dated June 1, 2012, between the Company and Russell Schachar (1)
10.18	Software License Agreement, dated December 9, 2014, between the Company and Pear Therapeutics, Inc .
10.19	Form of Subscription Agreement
10.20	Escrow Agreement with David Lubin & Associates, PLLC , as escrow agent
10.21	Office Suite License and Services Agreement, effective November 1, 2015, between iQ Univeristy LP and the Company
10.22	Amendment to Collaboration Agreement, dated January 1, 2014, between the Company, the Ontario Brain Institute, and the Hospital for Sick Children
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dentons Canada LLP (included in Exhibit 5.1)

101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

____________

 ** To be filed

(1)	Incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form F-1 filed with the SEC on September 24, 2015.

53

Item 9. Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

54

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on November 16 , 2015.

ehāve , Inc.

By:	/s/ Scott L. Woodrow
Scott L. Woodrow
President and Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

November 16 , 2015	By:	/s/ Scott L. Woodrow
Scott L. Woodrow
President and Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

November 16 , 2015	By:	/s/ David Stefansky
David Stefansky

November 16 , 2015	By:	/s/ Jesse Kaplan
Jesse Kaplan
Director

55

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

2304101 Ontario, Inc. o/a Behavioural

Neurological Applications and Solutions

Toronto, Ontario

We have audited the accompanying balance sheets of Behavioural Neurological Applications and Solutions (the "Company"), as of December 31, 2014 and 2013, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Behavioural Neurological Applications and Solutions as of December 31, 2014 and 2013, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company requires a substantial amount of additional financing to fund product development and continue operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

September 17, 2015

F-1

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

BALANCE SHEETS

December 31, 2014 and December 31, 2013

	2014	2013
	$	$
ASSETS
Current Assets
Cash	596	12,324
Other receivables	5,658	1,698
Prepaid expenses	4,469	4,513
Refundable taxes receivable	192,337	84,313
Advances to related parties (Note 4)	8,770	-
Total current assets	211,830	102,848
TOTAL ASSETS	211,830	102,848

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	160,513	334
Accrued interest on convertible notes	61,297	10,975
Total current liabilities	221,810	11,309
Long term liabilities
Development grant	193,950	211,545
Convertible notes	422,471	225,648
Total long term liabilities	616,421	437,193
Total Liabilities	838,231	448,502
Commitments (note 9)

Stockholders' Deficit

Common stock, no par value, unlimited authorized, 13,965,424 issued and outstanding (2013 – 13,500,000 issued and outstanding)	21,550	1
Accumulated deficit	(744,472)	(364,384)
Accumulated other comprehensive income	96,521	18,729
Total stockholders' deficit	(626,401)	(345,654)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	211,830	102,848

The accompanying notes are an integral part of these financial statements.

F-2

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	For the years ended December 31,
	2014	2013
	$	$
Revenue	-	28,206

Operating Expenses
Salaries	175,109	166,055
Rent	17,525	13,392
Professional fees	62,655	98,865
Insurance	4,750	2,936
Travel	4,379	1,952
Software development	173,191	-
General and administrative	15,219	32,117
Total operating expenses	452,828	315,317
Operating Loss	(452,828)	(287,111)

Other expenses
Interest and bank charges, net	(511)	(7,498)
Interest on convertible notes	(58,822)	(11,334)
Total other expenses	(59,333)	(18,832)
Loss before taxes	(512,161)	(305,943)
Less: Refundable taxes	132,073	84,312
Net loss	(380,088)	(221,631)
Other Comprehensive income
Foreign exchange translation adjustment	77,792	19,628
Total other comprehensive income	77,792	19,628
Comprehensive loss	(302,296)	(202,003)

Weighted average shares used to compute net loss per share	13,538,785	13,500,000
Net loss per share	$(0.022)	$(0.015)

The accompanying notes are an integral part of these financial statements.

F-3

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED

DECEMBER 31, 2014 AND 2013

	2014	2013
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Comprehensive loss	(302,296)	(202,003)
Adjustments to reconcile comprehensive loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Other receivables	(3,960)	2,216
Prepaid expenses and deposits	44	(1,474)
Accounts payable	160,179	(3,071)
Accrued interest on convertible notes	50,322	10,975
Advances to related parties	(8,770)	3,517
Refundable taxes receivable	(108,024)	(84,313)
Net cash used in operating activities	(212,505)	(274,153)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note	196,823	225,648
Proceeds from sale of common stock	21,549	-
Increase (decrease) in development grant	(17,595)	60,780
Net cash provided by financing activities	200,777	286,428

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

Net increase (decrease) in cash	(11,728)	12,275
Cash, beginning of year	12,324	49
Cash, end of year	596	12,324

The accompanying notes are an integral part of these financial statements.

F-4

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

	Commons tock		Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	deficit	Income (Loss)	deficit

Balance December 31, 2012	135	$1	$(142,753)	$(899)	$(143,651)

Effect of 1 for 100,000 stock split on May 14, 2015	13,499,865	-
As restated, December 31, 2012	13,500,000	1	(142,753)	(899)	(143,651)

Net loss			(221,631)		(221,631)
Foreign exchange translation				19,628	19,628
Balance December 31, 2013	13,500,000	1	(364,384)	18,729	(345,654)

Issuance of shares for cash	465,424	21,549			21,549
Net loss			(380,088)		(380,088)
Foreign exchange translation				77,792	77,792
Balance December 31, 2014	13,965,424	$21,550	$(744,472)	$96,521	$(626,401)

The accompanying notes are an integral part of these financial statements.

F-5

2304101 ONTARIO INC.
O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization and General Description of Business

Behavioural Neurological Applications and Solutions ("We" or "the Company"), was incorporated under the laws of the Province of Ontario on October 31 2011.

The Company is a cognitive software development company with a primary focus on the development of software based assessment and remediation software for children used in the professional assessment and treatment of cognitive disabilities. The Company entered into a collaboration with Toronto's Hospital for Sick Children ["SickKids"]to identify the clinical needs, design and processes required to create clinical grade toolsets. In addition to specific applications, the Company has developed a content delivery and patient data platform that enables both its own and third party content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

B. Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

The Company qualifies as an "emerging growth company" as defined in Section 101 of the Jumpstart our Business Startups Act ("JOBS Act") as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2014, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Revenue Recognition

The following criteria must be met in determining whether revenue may be recorded: (1) persuasive evidence of a contract exists; (2) software has been delivered and/or services have been provided; (3) the price is fixed or determinable; and (4) collection is reasonably assured.

Revenue is recorded as the software is delivered and/or services are provided based on the relative fair value of each element. Unbilled receivables are created when services are performed or software is delivered and revenue is recognized in advance of billings. Deferred revenue is created when billing occurs in advance of performing services or when all revenue recognition criteria have not been met.

We generate revenue from the following sources: (1) Software revenue, (2) Software as a Service ["SaaS"], and (3) Services revenue.

Software Revenue: Our Software revenue is comprised of traditional software license fees, maintenance and support fees, and fees from the resale of third-party software licenses. These software license fees include term licenses, perpetual licenses and rental fees. Maintenance and support are generally offered under annual or multi-year terms and are billed either monthly or annually in advance. Our maintenance and support provides customers with periodic technology updates and interactive support related to our software. Maintenance and support revenue is recognized ratably over the stated term.

Services Revenue: Our services offerings help customers to install, optimize and integrate the Company's software into their computing environment. For fixed-fee professional services contracts, revenue is recorded based upon proportional performance, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. Changes in the estimated costs or hours to complete the contract, and losses, if any, are reflected in the period during which the change or loss becomes known. The Company also provides professional services on a time and materials basis, recognized monthly based upon hours incurred to date. In all cases, contract milestones, project risk profile and refund provisions are taken into consideration.

F-6

Foreign Currency Translation

The functional currency of the Company's foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. Increases and decreases in net assets resulting from currency translation are reflected in stockholders' deficit as a component of accumulated other comprehensive income (loss).

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

Income Taxes

Income tax expense is based on income before income taxes, and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is not more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company makes claims for Scientific Research and Experimental Development ("SRED") expenditures which are included in refundable taxes receivable. Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company's SRED credits are recorded on the balance sheet after review of the relevant accounting pronouncements and recorded as refundable taxes receivable once acceptance by tax authorities has occurred.

Cost of Sales and Direct Operating Expenses

Cost of sales and direct operating expenses represents the cost of providing the Company's software and services offerings to customers and excludes depreciation, amortization and the cost of maintenance.

Recent Pronouncements

During the years December 31, 2014 and 2013 and through September 17, 2015 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company's financial statements.

F-7

C. Risks and Uncertainties

Business Risk

The Company is in its early stages and relies on third-party contractors for the research and development activities related to its products. Should the agreements with the Company's contractors terminate, the Company may experience disruption in is research and development activities until such time replacements can be contracted or hired.

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company's continued financing activities are primarily in United States dollars while the Company's expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of $744,472 and had a comprehensive loss of $302,296 for the year ended December 31, 2014.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. At December 31, 2014, the Company had insufficient operating revenues and cash flow to meet its financial obligations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company raised $325,000 through a private placement for convertible notes subsequent to the year end (see note 10). As a result of this funding, the Company is expected to have sufficient cash flows to operate for at least the next 12 months. See subsequent events note. Notwithstanding, we anticipate that we will have to raise additional capital to fund research and development and operations over the next 12 months. To the extent that we are required to raise additional funds and to cover costs of operations, we intend to do so through additional public or private offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, other than those described in the subsequent events note, no guaranties that any other such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

3. FAIR VALUE MEASUREMENTS AND DISCLOSURES

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at book value due to the term and nature of such items.

F-8

4. RELATED PARTY TRANSACTIONS

At December 31, 2014, a total of $8,770 (December 31, 2013: $- ) in advances was due from Scott Woodrow, the Chief Executive Officer of the Company. The loan amounts due are non-interest bearing, unsecured and have no specified terms of repayment.

At December 31, 2014, the principal amounts of Convertible Notes to related parties were as follows:

Related Party	Position	Amount

Scott L Woodrow	CEO and Director	$77,580
2110345 Ontario Inc.	Shareholder, company controlled by CEO	120,680
NView Management Inc.	Shareholder, company controlled by CEO	60,340
Leopold E Grunwald	Director	17,240
		$275,840

At December 31, 2013, the principal amounts of Convertible Notes to related parties were as follows:

Related Party	Position	Amount

2110345 Ontario Inc.	Shareholder, company controlled by CEO	$131,628

For the year ended December 31, 2014, the following related party compensation was recorded:

Related Party	Position	Amount

Scott L Woodrow	CEO and Director	$175,109

For the year ended December 31, 2013, the following related party compensation was recorded:

Related Party	Position	Amount

Scott L Woodrow	CEO and Director	$166,054
NView Management Inc.	Shareholder, company controlled by CEO	24,175

See Note 6- Stock Based Compensation for details of stock issuances to director and officers for services rendered.

F-9

5. CONVERTIBLE NOTES

As at December 31, 2014, a total of $422,471 (December 31, 2013: $225,648) of convertible notes were outstanding. Convertible notes bear interest at a rate of 18% per annum and are convertible into common stock at a 25% discount to the issue price of a qualified financing. On December 15, 2014, the Company entered into a qualified financing at a price CDN$0.0537 per share. Total interest and principal of notes outstanding at December 31, 2014 was CDN$561,109 which resulted in the issuance of 13,176,093 common shares on May 15, 2015.

6. STOCK BASED COMPENSATION

Under the terms of the Company's consulting agreement with Dr. Russell Schachar, Dr. Schachar received a grant of stock options to purchase up to 2,300,000 shares of the Company's common stock in accordance with the following vesting schedule:

a.	1,300,000 of the Option Shares shall vest on June 1, 2014
b.	600,000 of the Option Shares shall vest on June 1, 2015
c.	400,000 of the Option Shares shall vest on June 1, 2016.

The options allow for the purchase of common shares at an exercise price of equivalent to 50% of the market value of the common stock at the date of exercise. The options expire on June 1, 2024.

Under the terms of the Company's consulting agreement with Neil Closner, Mr. Closner received a grant of stock options to purchase up to 2,700,000 shares of the Company's common stock. The options granted were fully vested as of the grant date of June 1, 2013. The options allow for the purchase of common shares at an exercise price of CDN$0.00001and expire 10 years from the issuance date.

Under the terms of the Company's compensation agreement with Mr. Scott Woodrow, Mr. Woodrow received a grant of stock options to purchase up to 3,200,000 shares of the Company's common stock. The options granted were fully vested as of the grant date of December 31, 2013. The options allow for the purchase of common shares at an exercise price of CDN$0.00001 and expire 10 years from the issuance date. Mr. Woodrow is the CEO and Director of the Company.

No compensation expense was recorded in connection with the above options as such amount was deemed immaterial.

Summary Stock Compensation Table

The following table sets forth the Company's paid or accrued stock compensation expense to its officers, directors, employees and contractors.

	Stock Awards	Stock Options Awards	Non-Vested Stock Awards	Securities Underlying Non-Vested Stock	Total
Year ended December 31, 2013	$-	$-	$-	-	$-
Year ended December 31, 2014	$-	$-	$-	5,500,000	$-

F-10

A Summary of the status of the Company's option grants as of December 31, 2014 and 2013 and the changes during the periods ten ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding December 31, 2012	2,300,000	$0	7.5	$-
Granted	5,900,000			-
Exercised	-	0	8.5	-
Forfeited	-	-	-	-
Outstanding December 31, 2013	8,200,000	$0	8.5	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding December 31, 2014	8,200,000	$-	8.5	$-

The weighted average fair value at the grant date for options during the years ended December 31, 2014 and 2013 was estimated using the Black-Scholes option valuation model with the following inputs:

Average expected life in years	10
Average risk-free interest rate	2.00%
Average volatility	100%
Dividend yield	0%

Risk-free interest rates for the options were taken from the Daily Federal Yield Curve Rates on the grant dates for the expected life of the options as published by the Federal Reserve. The expected volatility was based on historical data and other relevant factors such as capital structure and the nature of the Company as a development stage company.

In calculating the expected life of stock options, the Company determines the amount of time from grant date to contractual term date for vested options. In developing the expected life assumption, all amounts of time are weighted by the number of underlying options.

F-11

A summary of the status of the Company' vested and non-vested option grants at December 31, 2014 and the weighted average grant date fair value is presented below:

	Shares	Weighted Average Grant Date Fair Value per Share	Weighted Average Grant Date Fair Value
Vested	7,200,000	$0.00	$0
Non-vested	1,000,000	0.00	$0
Total	8,200,000	$0.00	$0

7. DEVELOPMENT GRANT

On June 7, 2012, the Company entered into a project funding agreement with the Canada-Israel Research and Development Foundation ("CIIRDF"). The purpose of the grant was to fund the Company's activities related to the development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder (the "Development"). Under the terms of the grant, CIIRDF would fund up to CDN$300,000 of development activities related to the Development. The grant is repayable to CIIRDF based on 2.5% of annual gross sales related to products developed from the Development. The Company received CDN$225,000 from CIIRDF to fund the Development.

8. INCOME TAXES

The Company computes income taxes using the asset and liability approach. The Company currently has no issue that creates timing differences that would mandate a deferred tax expense. Due to the uncertainty as to the utilization of net operating loss carryforwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income has been recorded for the years ended December 31, 2014 and December 31, 2013 due to the Company's net operating loss carryforward from prior years.

The Company is entitled to refundable SRED tax credits for qualifying research and development activities performed in Canada. The Company recognizes the benefit of its SRED tax credits when there is reasonable assurance that they will be realized. During the year ended December 31, 2014, the Company claimed $132,073 (2013 - $84,312) of SRED tax credits. Subsequent to December 31, 2014, the Company received SRED tax credits for $132,073 and $84,312. Consequently, the Company has recorded the related SRED tax credits in the year in which the underlying expenditures occurred.

The Company's expected income tax rate for 2014 is 15.5% (2013 - 15.5%). The Company has net operating losses totaling CDN$428,042 (2013 - $CDN$241,351) that can be carried forward over 20 years.

F-12

Deferred Income Taxes

Deferred income taxes primarily represent the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The components of the Company's deferred taxes are as follows:

	2014	2013
Deferred tax assets (liabilities):
Net operating loss carryforward	$66,346	$37,409
Total deferred tax assets	66,346	37,409
Valuation Allowance	(66,346)	(37,409)
Net Deferred tax assets	$-	$-

9. COMMITMENTS

On December 8, 2011 the Company entered into a Collaboration Agreement between The Hospital for Sick Children ("SickKids") and the Ontario Brain Institute ("OBI"). Under the terms of the Collaboration Agreement, the OBI agreed to fund SickKids activities related to the development of a software based treatment program for Attention Deficit and Hyperactivity Disorder in children (the "Project"). Funding of SickKids by the OBI was based on a Project budget of CDN$491,204 in which the Company was to contribute at least the same financial commitments for its own activities under the Project. During the Project period from December 8, 2011 to March 31, 2014, the Company contributed approximately CDN$540,000 consisting of CDN$437,400 of salaries and consulting fees, CDN$50,000 of software development and CDN$53,000 of equipment, supplies and overhead. Under the terms of the Collaboration Agreement, Project activities were to be substantially completed by March 31, 2014. Under the terms of the Collaboration Agreement, the Company is obligated to pay SickKids a minimum royalty on Project intellectual property of the amount of the Development Grant CDN$491,204. Under the terms of the royalty agreement between the Company and SickKids, such payments are to be made based on 5% of net revenue for the first CDN$15,000,000 of related Project product and 2.5% of net revenue thereafter.

10. SUBSEQUENT EVENTS

On May 14, 2015, the Company filed Articles of Amendment to effect a stock split on a 100,000 for 1 basis. The effect of the Stock Split was to increase the number of outstanding Common Shares from 135 to 13,500,000. These financial statements are presented to reflect the stock split retroactively.

On May 15, 2015, the Company received a $50,000 Subscription and issued 930,848 Common Shares thereon.

On May 15, 2015, Convertible Notes with a conversion value of CDN$561,109 were converted to common stock based on the conversion terms of the note. As a result of the conversion, 13,176,093 common shares were issued to holders of the Convertible Notes.

On July 7, 2015, the Company closed a financing transaction and received total proceeds of $325,000 for the sale of convertible notes and warrants. Under the terms of the financing, the secured notes will convert to common stock at a conversion price of $0.0409 per share. 794,621 shares were reserved for Purchase Warrants issued under the financing at an exercise price of $0.0818 per share.

F-13

2304101 ONTARIO INC.
O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS
BALANCE SHEETS
JUNE 30, 2015 AND JUNE 30, 2014
(UNAUDITED)

	2015	2014
	$	$
ASSETS
Current Assets
Cash	1,748	2,127
Other receivables	5,959	7,069
Prepaid expenses	2,078	2,249
Refundable taxes receivable	106,989	84,045
Total current assets	116,774	95,490
TOTAL ASSETS	116,774	95,490

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	160,048	118,570
Accrued interest on convertible notes	-	35,699
Advance from related parties (Note 4)	1,464	4,311
Total current liabilities	161,512	158,580
Long term liabilities
Development grant	180,382	210,870
Convertible notes	-	328,020
Total long term liabilities		538,890
Total Liabilities	341,894	697,470
Commitments (note 9)

Stockholders' Deficit

Common stock, no par value, unlimited authorized, 28,072,366 issued and outstanding (2014 – 13,500,000 issued and outstanding)	546,948	1
Accumulated deficit	(878,314)	(530,743)
Accumulated other comprehensive income (loss)	106,245	(71,238)
Total stockholders' deficit	(225,121)	(601,980)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	116,774	95,490

The accompanying notes are an integral part of these financial statements.

F-14

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(UNAUDITED)

	For the six months ended June 30,
	2015	2014
	$	$
Revenue	-	-

Operating Expenses
Salaries	87,035	97,526
Rent	7,108	10,021
Professional fees	34,051	27,347
Insurance	2,078	2,188
Travel	567	4,034
Software development	-	79,762
General and administrative	2,683	5,241
Total operating expenses	133,522	226,119
Operating Loss	(133,522)	(226,119)

Other income (expense)
Interest and bank charges, net	(320)	(202)
Interest on convertible notes	-	(24,082)
Total other income (expense)	(320)	(24,284)
Loss before taxes	(133,842)	(250,403)
Less: Refundable taxes	-	84,044
Net loss	(133,842)	(166,359)
Other Comprehensive Income (Loss)
Foreign exchange translation adjustment	9,724	(89,967)
Total other comprehensive income (loss)	9,724	(89,967)
Comprehensive loss	(124,118)	(256,326)

Weighted average shares used to compute net loss per share	16,626,864	13,500,000
Net loss per share	$(0.007)	$(0.019)

The accompanying notes are an integral part of these financial statements.

F-15

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTH PERIODS ENDED

JUNE 30, 2015 AND 2014

(UNAUDITED)

	2015	2014
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Comprehensive loss	(124,118)	(256,326)
Adjustments to reconcile comprehensive loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Other receivables	(301)	(5,371)
Prepaid expenses and deposits	2,391	2,262
Accounts payable	(464)	118,236
Advances to related parties	10,234	4,311
Refundable taxes	85,348	270
Interest accrued on convertible debt	-	24,082
Net cash used in operating activities	(26,910)	(112,536)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note	-	103,014
Proceeds from sale of common stock	41,630	-
Decrease in development grant	(13,568)	(675)
Net cash provided by financing activities	28,062	102,339
Net increase (decrease) in cash	1,152	(10,197)
Cash, beginning of year	596	12,324
Cash, end of year	1,748	2,127

Supplemental cash flow data
Non-cash financing activity
Conversion of convertible notes	483,768	-

The accompanying notes are an integral part of these financial statements.

F-16

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Common stock		Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	deficit	Income (Loss)	deficit

Balance December 31, 2012	135	$1	$(142,753)	$(899)	$(143,651)

Effect of 1for 100,000 stock split on May 14, 2015	13,499,865	-
As restated, December 31, 2012	13,500,000	1	(142,753)	(899)	(143,651)

Net loss			(221,631)		(221,631)
Foreign exchange translation				19,628	19,628
Balance December 31, 2013	13,500,000	1	(364,384)	18,729	(345,654)

Issuance of shares for cash	465,424	21,549			21,549
Net loss			(380,088)		(380,088)
Foreign exchange translation				77,792	77,792
Balance December 31, 2014	13,965,424	21,550	(744,472)	96,521	(626,401)

Issuance of shares for cash	930,848	41,630			41,630
Conversion of debenture	13,176,094	483,768			483,768
Net loss			(133,842)		(133,842)
Foreign exchange translation				9,724	9,724
Balance June 30, 2015	28,072,366	$546,948	$(878,314)	$106,245	$(225,121)

The accompanying notes are an integral part of these financial statements.

F-17

2304101 ONTARIO INC.

O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization and General Description of Business

Behavioural Neurological Applications and Solutions ("We" or "the Company"), was incorporated under the laws of the Province of Ontario on October 31 2011.

The Company is a cognitive software development company with a primary focus on the development of software based assessment and remediation software for children used in the professional assessment and treatment of cognitive disabilities. The Company entered into a collaboration with Toronto's Hospital for Sick Children ["SickKids"] to identify the clinical needs, design and processes required to create clinical grade toolsets. In addition to specific applications, the Company has developed a content delivery and patient data platform that enables both its own and third party content to be deployed, monitored, analyzed and accessed remotely by clinicians and patients.

B. Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

The Company qualifies as an "emerging growth company" as defined in Section 101 of the Jumpstart our Business Startups Act ("JOBS Act") as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2014, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Revenue Recognition

The following criteria must be met in determining whether revenue may be recorded: (1) persuasive evidence of a contract exists; (2) software has been delivered and/or services have been provided; (3) the price is fixed or determinable; and (4) collection is reasonably assured.

Revenue is recorded as the software is delivered and/or services are provided based on the relative fair value of each element. Unbilled receivables are created when services are performed or software is delivered and revenue is recognized in advance of billings. Deferred revenue is created when billing occurs in advance of performing services or when all revenue recognition criteria have not been met.

We generate revenue from the following sources: (1) Software revenue, (2) Software as a Service ["SaaS"], and (3) Services revenue.

Software Revenue: Our Software revenue is comprised of traditional software license fees, maintenance and support fees, and fees from the resale of third-party software licenses. These software license fees include term licenses, perpetual licenses and rental fees. Maintenance and support are generally offered under annual or multi-year terms and are billed either monthly or annually in advance. Our maintenance and support provides customers with periodic technology updates and interactive support related to our software. Maintenance and support revenue is recognized ratably over the stated term.

Services Revenue: Our services offerings help customers to install, optimize and integrate the Company's software into their computing environment. For fixed-fee professional services contracts, revenue is recorded based upon proportional performance, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. Changes in the estimated costs or hours to complete the contract, and losses, if any, are reflected in the period during which the change or loss becomes known. The Company also provides professional services on a time and materials basis, recognized monthly based upon hours incurred to date. In all cases, contract milestones, project risk profile and refund provisions are taken into consideration.

F-18

Foreign Currency Translation

The functional currency of each of the Company's foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. Increases and decreases in net assets resulting from currency translation are reflected in stockholders' deficit as a component of accumulated other comprehensive income (loss).

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

Income Taxes

Income tax expense is based on income before income taxes, and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is not more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company makes claims for Scientific Research and Experimental Development ("SRED") expenditures which are included in refundable taxes receivable. Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company's SRED credits are recorded on the balance sheet after review of the relevant accounting pronouncements and recorded as refundable taxes receivable once acceptance by tax authorities has occurred.

Cost of Sales and Direct Operating Expenses

Cost of sales and direct operating expenses represents the cost of providing the Company's software and services offerings to customers and excludes depreciation, amortization and the cost of maintenance.

Recent Pronouncements

During the periods June 30, 2015 and 2014, and through September 17, 2015 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company's financial statements.

F-19

C. Risks and Uncertainties

Business Risk

The Company is in its early stages and relies on third-party contractors for the research and development activities related to its products. Should the agreements with the Company's contractors terminate, the Company may experience disruption in is research and development activities until such time replacements can be contracted or hired.

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company's continued financing activities are primarily in United States dollars while the Company's expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of $878,314 and had a comprehensive loss of $124,118 for the six months ended June 30, 2015.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. At December 31, 2014, the Company had insufficient operating revenues and cash flow to meet its financial obligations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company raised $325,000 through a private placement for convertible notes subsequent to the end of the period (see note 10). As a result of this funding, the Company is expected to have sufficient cash flows to operate for at least the next 12 months. See subsequent events note. Notwithstanding, we anticipate that we will have to raise additional capital to fund research and development and operations over the next 12 months. To the extent that we are required to raise additional funds and to cover costs of operations, we intend to do so through additional public or private offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, other than those described in the subsequent events note, no guaranties that any other such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

3. FAIR VALUE MEASUREMENTS AND DISCLOSURES

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at the book value due to the term and nature of such items.

4. RELATED PARTY TRANSACTIONS

At June 30, 2015, a total of $1,464 (June 30, 2014: $4,311) in advances was due to Scott Woodrow, the Chief Executive Officer of the Company. The loan amounts due are non-interest bearing, unsecured and have no specified terms of repayment.

The company paid salaries to Scott Woodrow, the Chief Executive Officer and Director of the company $87,035 for the six month period ended June 30, 2015 ($97,526 for the six month period ended June 30, 2014).

See Note 6-Stock Based Compensation for details of stock issuances to director and officers for services rendered.

F-20

5. CONVERTIBLE NOTES

On May 14, 2015, convertible notes with an aggregate principal and related accrued interest value of $483,768 were converted to 13,176,094 shares of common stock of the Company.

6. STOCK BASED COMPENSATION

Under the terms of the Company's consulting agreement with Dr. Russell Schachar, Dr. Schachar received a grant of stock options to purchase up to 2,300,000 shares of the Company's common stock in accordance with the following vesting schedule:

a.	1,300,000 of the Option Shares shall vest on June 1, 2014
b.	600,000 of the Option Shares shall vest on June 1, 2015
c.	400,000 of the Option Shares shall vest on June 1, 2016.

The options allow for the purchase of common shares at an exercise price of equivalent to 50% of the market value of the common stock at the date of exercise. The options expire on June 1, 2024.

Under the terms of the Company's consulting agreement with Neil Closner, Mr. Closner received a grant of stock options to purchase up to 2,700,000 shares of the Company's common stock. The options granted were fully vested as of the grant date of June 1, 2013. The options allow for the purchase of common shares at an exercise price of CDN$0.00001and expire 10 years from the issuance date.

Under the terms of the Company's compensation agreement with Mr. Scott Woodrow, Mr. Woodrow received a grant of stock options to purchase up to 3,200,000 shares of the Company's common stock. The options granted were fully vested as of the grant date of December 31, 2013. The options allow for the purchase of common shares at an exercise price of CDN$0.00001 and expire 10 years from the issuance date. Mr. Woodrow is the CEO and Director of the Company.

Summary Stock Compensation Table

The following table sets forth the Company's paid or accrued stock compensation expense to its officers, directors, employees and contractors.

	Stock Awards	Stock Options Awards	Non-Vested Stock Awards	Securities Underlying Non-Vested Stock	Total
Year ended December 31, 2013	$-	$-	$-	-	$-
Year ended December 31, 2014	$-	$-	$-	5,500,000	$-
Period ended June 30, 2015	$-	$-	$-	5,500,000	$-

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A Summary of the status of the Company's option grants as of June 30, 2015 and the changes during the periods then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding December 31, 2012	2,300,000	$0	7.5	$-
Granted	5,900,000			-
Exercised	-	0	8.5	-
Forfeited	-	-	-	-
Outstanding December 31, 2013	8,200,000	$0	8.5	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding December 31, 2014	8,200,000	$-	8.5	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding June 30, 2015	8,200,000	$-	8.0	$-

The weighted average fair value at the grant date for options during the years ended June 30, 2015 and 2014 was estimated using the Black-Scholes option valuation model with the following inputs:

Average expected life in years	10
Average risk-free interest rate	2.00%
Average volatility	100%
Dividend yield	0%

Risk-free interest rates for the options were taken from the Daily Federal Yield Curve Rates on the grant dates for the expected life of the options as published by the Federal Reserve. The expected volatility was based on historical data and other relevant factors such as capital structure and the nature of the Company as a development stage company.

In calculating the expected life of stock options, the Company determines the amount of time from grant date to contractual term date for vested options. In developing the expected life assumption, all amounts of time are weighted by the number of underlying options.

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A summary of the status of the Company' vested and non-vested option grants at June 30, 2015 and the weighted average grant date fair value is presented below:

	Shares	Weighted Average Grant Date Fair Value per Share	Weighted Average Grant Date Fair Value
Vested	7,200,000	$0.00	$0
Non-vested	1,000,000	0.00	$0
Total	8,200,000	$0.00	$0

7. DEVELOPMENT GRANT

On June 7, 2012, the Company entered into a project funding agreement with the Canada-Israel Research and Development Foundation ("CIIRDF"). The purpose of the grant was to fund the Company's activities related to the development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder (the "Development"). Under the terms of the grant, CIIRDF would fund up to CDN$300,000 of development activities related to the Development. The grant is repayable to CIIRDF based on 2.5% of annual gross sales related to products developed from the Development. The Company received CDN$225,000 from CIIRDF to fund the Development.

8. INCOME TAXES

The Company computes income taxes using the asset and liability approach. The Company currently has no issue that creates timing differences that would mandate a deferred tax expense. Due to the uncertainty as to the utilization of net operating loss carryforwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income has been recorded for the period ended June 30, 2015 and June 30, 2014 due to the Company's net operating loss carryforward from prior years.

The Company is entitled to refundable SRED tax credits for qualifying research and development activities performed in Canada. The Company recognizes the benefit of its SRED tax credits when there is reasonable assurance that they will be realized. During the year ended December 31, 2014, the Company claimed $132,073 (2013 - $84,312) of SRED tax. Subsequent to year end, the Company received SRED tax credits for $132,073 and $84,312. Consequently, the Company has recorded the related SRED tax credits in the year in which the underlying expenditures occurred.

The Company's expected income tax rate for 2015 is 15.5% (2014 - 15.5%). The Company has net operating losses totaling CDN$428,042 (2013 - $CDN$241,351) that can be carried forward over 20 years.

Deferred Income Taxes

Deferred income taxes primarily represent the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The components of the Company's deferred taxes calculated at the interim period are as follows:

	2015	2014
Deferred tax assets (liabilities):
Net operating loss carryforward	$87,091	$63,195
Total deferred tax assets	87,091	63,195
Valuation Allowance	(87,091)	(63,195)
Net Deferred tax assets	$-	$-

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9. COMMITMENTS

On December 8, 2011 the Company entered into a Collaboration Agreement between The Hospital for Sick Children ("SickKids") and the Ontario Brain Institute ("OBI"). Under the terms of the Collaboration Agreement, the OBI agreed to fund SickKids activities related to the development of a software based treatment program for Attention Deficit and Hyperactivity Disorder in children (the "Project"). Funding of SickKids by the OBI was based on a Project budget of CDN$491,204 in which the Company was to contribute at least the same financial commitments for its own activities under the Project. During the Project period from December 8, 2011 to March 31, 2014, the Company contributed approximately CDN$540,000 consisting of CDN$437,400 of salaries and consulting fees, CDN$50,000 of software development and CDN$53,000 of equipment, supplies and overhead. Under the terms of the Collaboration Agreement, Project activities were to be substantially completed by March 31, 2014. Under the terms of the Collaboration Agreement, the Company is obligated to pay SickKids a minimum royalty on Project intellectual property of the amount of the Development Grant CDN$491,204. Under the terms of the royalty agreement between the Company and SickKids, such payments are to be made based on 5% of net revenue for the first CDN$15,000,000 of related Project product and 2.5% of net revenue thereafter.

10. SUBSEQUENT EVENTS

On July 7, 2015, the Company closed a financing transaction and received total proceeds of $325,000 for the sale of convertible notes and warrants. Under the terms of the financing, the secured notes will convert to common stock at a conversion price of $0.0409 per share. 794,621 shares were reserved for Purchase Warrants issued under the financing at an exercise price of $0.0818 per share.

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